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                                                                  Exhibit 17(b)

PROSPECTUS o MAY 1, 2007

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CGM
CAPITAL
DEVELOPMENT
FUND
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A No-Load Fund

[logo] The Fund's investment objective is long-term capital appreciation.


The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any repre-
sentation to the contrary is a criminal offense.
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TABLE OF CONTENTS
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FUND SUMMARY ...............................................................  1
    Investment Objective ...................................................  1
    Summary of Principal Investment Strategies .............................  1
    Summary of Principal Risks .............................................  2
PAST PERFORMANCE ...........................................................  2
EXPENSES ...................................................................  4
ADDITIONAL INFORMATION ON STRATEGIES AND RISKS .............................. 4
MANAGEMENT .................................................................  7
WHO CAN PURCHASE SHARES ....................................................  7
HOW TO PURCHASE SHARES .....................................................  7
SHAREHOLDER SERVICES ....................................................... 10
HOW TO SELL SHARES ......................................................... 12
TELEPHONE TRANSACTIONS ..................................................... 14
DIVIDENDS, CAPITAL GAINS AND TAXES ......................................... 15
PRICING OF SHARES .......................................................... 17
FINANCIAL HIGHLIGHTS ....................................................... 19
NOTICE OF PRIVACY POLICY ................................................... 20
CONTACT INFORMATION ................................................ Back Cover

[logo]  FUND SUMMARY

INVESTMENT OBJECTIVE

The Fund's investment objective is long-term capital appreciation.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

The Fund seeks to attain its objective by investing in the equity securities of a relatively small but diverse group of companies and industries. The Fund may invest in companies of all sizes, but primarily invests in small- and medium-sized companies with market capitalizations of over $100 million. Under normal circumstances the Fund invests substantially all of its assets in common stocks.

The Fund may invest in many types of companies. In general, these companies include:

o companies with records of above-average growth and promise of maintaining their industry leadership positions;

o companies likely to benefit from internal revitalization or innovations, changes in consumer demand, or basic economic forces; and

o companies with good management.

The Fund may invest in the stocks of foreign issuers directly or indirectly through depositary receipts (receipts representing the right to receive the securities of foreign issuers deposited in a U.S. bank or a U.S. branch of a foreign bank).

In making an investment decision, the investment manager analyzes:

o the overall economic factors that may affect a potential investment; and

o certain industries and companies, evaluating the fundamentals of each on a case-by-case basis and focusing on companies that it determines are attractively valued.

The investment manager will sell a security if it determines that:

o its investment expectations are not being met;

o better opportunities are available; or

o its price objective has been attained.

SUMMARY OF PRINCIPAL RISKS

Like all mutual funds, you may lose money if you invest in the Fund. Because the Fund invests primarily in stocks, the Fund is subject to MARKET RISKS. This means that you may lose money on your investment due to a fall in prices of stocks or periods of below-average performance in the stock market. In addition, the Fund is also subject to other principal risks:

o Although diversified, the Fund's focused approach means that its RELATIVELY SMALL NUMBER OF HOLDINGS may result in greater share price fluctuations than a portfolio holding more securities.

o Investments in SMALL AND MEDIUM-SIZED COMPANIES involve greater risk than is customarily associated with more established companies because these stocks may be more volatile and have returns that vary significantly from the overall market.

o The FOREIGN ISSUERS the Fund may invest in directly or indirectly through depositary receipts are subject to risks of possible adverse political and economic developments. Investing in foreign issuers also involves risks of changes in foreign currency exchange rates.

[logo]  PAST PERFORMANCE

The bar chart and table on the next page show the Fund's annual total returns and its long-term performance, and provide some indication of the risks of investing in the Fund.

The bar chart shows how the Fund's performance has varied from year to year. The table compares the Fund's performance over time for the periods indicated to that of the Standard and Poor's 500 Composite Index, a widely recognized unmanaged index of common stock prices.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. If a shareholder incurs a loss, which generates a tax benefit, the return after taxes on distributions and sale of Fund shares may exceed the Fund's other return figures. Both the bar chart and the table assume reinvestment of dividends and distributions. The Fund's past performance, before and after taxes, does not indicate how the Fund will perform in the future.

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YEAR-BY-YEAR TOTAL RETURN (as of 12/31 each year)

                        1997                    23.9%
                        1998                     8.5%
                        1999                     7.7%
                        2000                    -3.8%
                        2001                   -23.5%
                        2002                   -20.8%
                        2003                    55.1%
                        2004                    18.2%
                        2005                    25.3%
                        2006                     6.3%

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During the ten-year period shown in the bar chart, the highest quarterly return was 29.4% (for the quarter ended 12/31/98) and the lowest quarterly return was -21.7% (for the quarter ended 9/30/98).

AVERAGE ANNUAL TOTAL RETURN (as of 12/31/06)
                                              1 Year     5 Years     10 Years
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FUND
Return before taxes                            6.3%       14.1%        7.5%
Return after taxes on distributions            1.8%       11.9%        5.2%
Return after taxes on distributions
and sale of Fund shares                        4.8%       11.3%        5.3%
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S&P 500 INDEX
(reflects no deduction for expenses or
taxes)                                        15.8%        6.2%        8.4%

[logo]  EXPENSES

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

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SCHEDULE OF FEES
Shareholder Transaction Expenses (fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases ....................     None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends .........     None
Redemption Fee* .....................................................     None
Exchange Fee ........................................................     None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

(as a percentage of average daily net assets, based on expenses for year ended 12/31/06)

Management Fees .....................................................    1.00%
Distribution (12b.1) Fees ...........................................     None
Other Expenses* .....................................................    0.11%
Total Fund Operating Expenses .......................................    1.11%

* A wire fee (currently $5.00) will be deducted from proceeds if a shareholder elects to transfer redemption proceeds by wire. Certain account fees are applicable to CGM Retirement Plans. See "Shareholder Services -- Retirement Plans" for additional information.

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EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that:

o you invest $10,000 in the Fund for the time periods indicated;

o you redeem your shares at the end of each period;

o your investment has a 5% return each year (the assumption of a 5% return is required by the SEC and is not a prediction of the Fund's future performance); and

o the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower, under these assumptions your costs would be:

Number of years             1          3          5          10
                          ----       ----       ----       -----
Cost                      $113       $353       $612       $1,352

[logo]  ADDITIONAL INFORMATION ON STRATEGIES AND RISKS

The Fund's objective and principal investment strategies, and the main risks of investing in the Fund, are summarized at the beginning of this prospectus. More information on investment strategies, investments and risks appears in this section. These are the strategies that, in the opinion of the Fund's investment manager, are most likely to be important in trying to achieve the Fund's investment objective. There can, of course, be no assurance that the Fund will achieve its investment objective. The Fund's objective may be changed without shareholder approval.

The Fund may also use strategies and invest in securities that are not described below but which are described in the Statement of Additional Information ("SAI"). The Fund's investment manager may decide, as a matter of investment strategy, not to use the investments and investment techniques described below and in the SAI at any particular time.

The Fund may also depart from its investment strategies by taking temporary defensive positions in response to adverse market, economic or political conditions. When doing so, the Fund may hold a substantial portion of its assets in cash or investment grade fixed-income securities and may not be pursuing its investment objective.

ADDITIONAL INFORMATION ON
PRINCIPAL INVESTMENT STRATEGIES

The Fund seeks to attain its objective by investing in the equity securities of a relatively small but diverse group of companies and industries. Under normal circumstances, the Fund invests substantially all of its assets in common stocks. The Fund may invest in depositary receipts and in securities convertible into common stocks of domestic companies and foreign issuers.

The Fund may invest in many types of companies. In general, these companies include:

o companies with records of above-average growth and promise of maintaining their industry leadership positions;

o companies likely to benefit from internal revitalization or innovations, changes in consumer demand, or basic economic forces; and

o smaller companies with good management.

ADDITIONAL INFORMATION ON
OTHER INVESTMENT STRATEGIES

The Fund also may invest in debt and fixed-income securities, which may include mortgage-backed and asset-backed securities, when the investment manager deems a more defensive strategy appropriate either because of economic conditions or excessive common stock valuations.

MANAGEMENT STYLE. Rather than following a particular style, the Fund's investment manager employs a flexible approach and seeks to take advantage of opportunities as they arise. In making an investment decision, the Fund's investment manager will generally employ the following method:

o it uses a top-down approach, meaning that it first analyzes the overall economic factors that may affect a potential investment;

o it then conducts a thorough analysis of certain industries and companies, evaluating the fundamentals of each on a case-by-case basis and focusing on companies that it determines are attractively valued; and

o the investment manager will sell a security if it determines that its investment expectations are not being met, better opportunities are available, or its price objective has been attained.

PORTFOLIO TURNOVER. Although the Fund's investment objective is long-term capital appreciation, it has experienced a high percentage of portfolio turnover and frequently sells securities to respond to changes in market, industry or individual company conditions or outlook, even though it may only have held those securities for a short period. Frequent trading involves higher securities transaction costs which may adversely affect the Fund's performance. To the extent that this policy results in the realization of gains on investments, the Fund will make distributions to its shareholders. These distributions will generally be subject to taxes.

ADDITIONAL INFORMATION ON
PRINCIPAL RISKS

Investing in a mutual fund involves risk. Before investing, you should consider the risks you will assume. Some of these risks are described below. More information about risks appears in the Fund's SAI. Remember that you may receive little or no return on your investment in the Fund. You may lose money if you invest in the Fund.

MARKET RISK. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. The value of the Fund's shares will change daily as the value of its underlying securities changes. This means that your Fund shares may be worth more or less when you sell them than when you bought them. Historically, equity securities have been more volatile than debt or fixed-income securities.

SMALL AND MEDIUM CAPITALIZATION COMPANIES. The securities of small and medium capitalization companies may have more risks than those of larger, more seasoned companies. They may be particularly susceptible to market downturns because of limited product lines, markets, distribution channels or financial and management resources. Also, there may be less publicly available information about small and medium cap companies. Investments in small and medium cap companies may be in anticipation of future products or services to be provided by the companies. If those products or services are delayed, the prices of the securities of the companies may drop. Sometimes, the prices of the securities of small and medium cap companies rise and fall based on investor perception rather than economics. Securities of small and medium cap companies may be thinly traded, making their disposition more difficult. For all these reasons, the prices of the securities of small and medium cap companies may be more volatile, causing the Fund's share price to be volatile. Funds that invest a higher percentage of their assets in small and medium cap stocks are generally more volatile than funds investing a higher percentage of their assets in larger, more established companies.

LESS DIVERSIFICATION. The Fund generally takes larger positions in a smaller number of companies than a more diversified fund. Therefore, when the value of one of the Fund's holdings changes, this is likely to have a greater effect on the Fund's overall performance than on the performance of a more diversified fund.

FOREIGN ISSUERS. The Fund may invest a portion of its assets in foreign issuers. Investing in foreign issuers involves risks in addition to those of investing in U.S. securities, including risks relating to political, social and economic developments abroad, risks of changes in currency exchange rates, and risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject.

ADDITIONAL INFORMATION ON OTHER RISKS

DEBT AND FIXED-INCOME SECURITIES. While the Fund expects to invest primarily in equity securities, the Fund may also invest in debt and fixed-income securities. Debt and fixed-income securities are subject to credit risk (the risk that the obligor will default in the payment of principal and/or interest) and to interest rate risk (the risk that the market value of the securities will decline as a result of increases in market rates of interest). Call provisions may allow the issuer to repay the debt before it matures. These securities are also subject to the risk that interest rate changes may affect prepayment rates and their effective maturity. Increases in interest rates may lead to a slower than expected rate of principal prepayments, effectively lengthening the maturity of the affected securities. Conversely, declines in interest rates may lead to an accelerated rate of principal prepayments. The Fund may not be able to reinvest that principal at attractive rates.

CONVERTIBLE SECURITIES. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risk of stocks, and, like other debt securities, are also subject to interest rate risk and the credit risk of their issuers. As is the case with other debt securities, call provisions may allow the issuer to repay the debt before it matures.

PORTFOLIO HOLDINGS. A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the SAI.

[logo]  MANAGEMENT

THE INVESTMENT MANAGER

The Fund's investment manager is Capital Growth Management Limited Partnership ("CGM"), One International Place, Boston, Massachusetts, 02110. CGM, an investment advisory firm founded in 1990, manages the Fund's daily investment and business affairs subject to the policies established by the Fund's Board of Trustees. CGM currently manages the portfolios of five mutual funds and other institutional clients.

In 2006, the Fund paid 1.00% of its average daily net assets in management fees to CGM.

A discussion regarding the basis for the Board of Trustees' approval of the Fund's investment management agreement is available in the Fund's Semi-Annual Report for the period ending June 30, 2006.

THE PORTFOLIO MANAGER

Mr. Ken Heebner has been the portfolio manager of the Fund or its predecessor since 1976. In 1990, Mr. Heebner founded CGM with Mr. Robert L. Kemp. Prior to establishing CGM, Mr. Heebner managed mutual fund portfolios at Loomis, Sayles & Company, Incorporated. In addition to the Fund, he currently manages other mutual funds and accounts for which CGM serves as adviser. The SAI provides additional information about Mr. Heebner's compensation, the other funds and accounts he manages and his ownership of Fund securities.

[logo]  WHO CAN PURCHASE SHARES

Only shareholders of the Fund as of September 24, 1993, who have remained shareholders continuously since that date, may purchase additional shares of the Fund. The Fund reserves the right to reject any purchase order. This policy supersedes all previous eligibility requirements.

Fund shares are not generally available to other persons except in special circumstances that have been approved by, or under the authority of, the Board of Trustees of the Fund. The special circumstances currently approved by the Board of Trustees of the Fund are limited to the offer and sale of shares of the Fund to the following additional persons: trustees of the Fund, employees of CGM, and counsel to the Fund and CGM.

Shares of the Fund are freely transferable to new owners. However, new owners will not be permitted to purchase additional shares.

[logo]  HOW TO PURCHASE SHARES

The Fund sells its shares directly to investors without any sales load.

NEW ACCOUNTS

If you are eligible to purchase Fund shares (see "Who Can Purchase Shares"), you may make a purchase of Fund shares in a new regular account or retirement plan account by submitting a completed application form and check (see "Payment by Check" section), made payable to CGM Capital Development Fund, to:

The CGM Funds
c/o Boston Financial Data Services, Inc.
P.O. Box 8511
Boston, Massachusetts 02266-8511

or by overnight mail to:

The CGM Funds
c/o Boston Financial Data Services, Inc.
30 Dan Road
Canton, MA 02021-2809

The minimum initial investment is $2,500 for regular accounts and $1,000 for retirement plans (see "Shareholder Services -- Retirement Plans") and accounts set up under the Uniform Gifts to Minors Act (UGMA) or the Uniform Transfers to Minors Act (UTMA).

Typical account registrations include:

  o Individual                     o Corporation
  o Joint                          o IRA
  o UGMA                           o Qualified Plan
  o Trust                          o 403(b)(7)
  o Partnership                    o Omnibus*

* (omnibus accounts require a 22c-2 Shareholder Information Agreement)

CUSTOMER IDENTIFICATION PROGRAM

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open a new account to buy shares of the Fund, the Fund or your Financial Intermediary may ask for your name, address, date of birth, and other information that will allow the Fund to identify you. If the Fund or your Financial Intermediary is unable to adequately identify you within the time frames set forth in the law, your shares may be automatically redeemed. If the net asset value per share has decreased since your purchase, you will lose money as a result of this redemption.

EXISTING ACCOUNTS

After your account has been established, if you are eligible to purchase Fund shares (see "Who Can Purchase Shares") you may send subsequent investments at any time directly to the shareholder servicing agent at:

CGM Shareholder Services
c/o Boston Financial Data Services, Inc.
P.O. Box 8511
Boston, Massachusetts 02266-8511

You must include either the Additional Investment Stub detached from an account statement or a note containing sufficient information to identify the account (i.e. the Fund name, your account number, your name and social security number). Subsequent investments must be at least $50.

PAYMENT BY CHECK

If you pay for Fund shares by check, your check should be in U.S. dollars and made payable to CGM Capital Development Fund. Checks drawn on U.S. banks and money market funds are generally accepted. However, cash, starter checks, money orders, third party checks (i.e. checks not payable to CGM Capital Development Fund), and checks drawn on credit card accounts or accounts with foreign financial institutions are generally not accepted.

PAYMENT BY WIRE

You may also make subsequent investments by federal funds wire. Instruct your bank to wire federal funds to:

o State Street Bank and Trust Company

o ABA #011000028

The text of the wire should read as follows:

o DDA99046336

o Dollar Amount

o STATE ST BOS ATTN Mutual Funds

o Credit CGM Capital Development Fund

o Shareholder Name

o Shareholder Account Number

Your bank may charge you a fee for transmitting funds by wire.

MARKET TIMING

The Fund is not intended as a vehicle for market timing or trading on short term fluctuations in securities markets. Frequent purchases and redemptions of mutual fund shares may interfere with the efficient management of the Fund's portfolio by its portfolio manager, increase portfolio transaction costs, and have a negative effect on the Fund's long term shareholders. For example, in order to handle large flows of cash into and out of the Fund, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the Fund's investment objective which could detract from the Fund's performance. Frequent trading may cause the Fund to sell securities at less favorable prices. In addition, the return received by long term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of possible pricing discrepancies (for example, when a shareholder believes that the Fund's share price, which is determined at the close of the regular trading session of the New York Stock Exchange, does not accurately reflect the value of the Fund's portfolio securities). The Fund is permitted to invest in foreign securities and funds that invest in foreign securities have been particularly susceptible to this form of arbitrage.

The Fund's Board of Trustees has adopted policies and procedures designed to reduce the risk of market timing by Fund shareholders. In accordance with these policies and procedures, the Fund limits the number of exchanges you can make to four exchanges (or two round trips out of the Fund and back again) per calendar year. These limits apply to every account, whether an individual account or an account established through a financial intermediary where the intermediary holds fund shares for a number of its customers in one omnibus account.

The Fund will postpone remitting redemption proceeds from an individual account for up to seven days if those proceeds are equal or greater than $50,000. This restriction is intended to discourage investors seeking to capture gains from short-term fluctuations in the market, as the proceeds are not immediately available for reinvestment. This restriction does not apply to investors that hold Fund shares through omnibus accounts.

The Fund may postpone the remittance of redemption proceeds to omnibus accounts for up to seven days regardless of the amount of proceeds. This restriction is intended to discourage investors that hold Fund shares through an omnibus account from seeking to capture gains from short-term fluctuations in the market, as the proceeds are not immediately available for reinvestment. The Fund has also entered into Shareholder Information Agreements with each of the Fund's financial intermediaries that have established omnibus accounts with the Fund. These agreements take effect on October 16, 2007 or such later date as required by the SEC. Pursuant to these agreements, upon the Fund's request, financial intermediaries agree to provide the Fund with transaction information of investors who hold shares of the Fund through omnibus accounts. CGM may review this transaction information in an effort to determine whether any investor who holds Fund shares through an omnibus account has engaged in market timing activity. The Fund will not permit purchases through the omnibus account of a financial intermediary that has not entered into a Shareholder Information Agreement with the Fund. Until the Shareholder Information Agreements take effect, the Fund's ability to review the underlying trading in omnibus accounts may be severely limited due to the lack of access to an individual investor's trading activity when orders are placed through omnibus accounts. There also may be operational and technological limitations on the ability of the Fund's service providers to identify or terminate frequent trading activity within the various types of omnibus accounts.

The Fund may also rely on the market timing policies of a financial intermediary (e.g. broker-dealers, insurance company separate accounts and retirement plan administrators) that establishes an omnibus account with the Fund, even if those policies are different than the policies adopted by the Fund's Board of Trustees. The Fund will only rely on a financial intermediary's market timing policies if CGM concludes that the financial intermediary's frequent trading policies sufficiently protect Fund investors. Under these circumstances, the Fund would seek assurances from the financial intermediary that its market timing policies are effectively enforced.

In addition, the Fund reserves the right to prohibit exchanges during the first 15 days following an investment in the Fund.

ADDITIONAL INFORMATION

If you wish transactions in your account to be effected by another person under a power of attorney from you, special rules apply. Please contact the Fund or CGM Shareholder Services for details.

An investor will not receive any certificates for shares unless the investor requests them in writing from CGM Shareholder Services. The Fund's system for recording investments eliminates the problems of handling and safekeeping certificates.

The price you pay will be the per share net asset value next calculated after your proper investment order is received by CGM Shareholder Services.

The Fund may reject any purchase order and may suspend, change or withdraw the offering of its shares.

[logo]  SHAREHOLDER SERVICES

The Fund offers the following shareholder services as more fully described in the Fund's SAI. Explanations and forms are available from the Fund.

EXCHANGE PRIVILEGE

You may exchange your shares of CGM Capital Development Fund for shares of certain other CGM Funds. All exchanges are free of charge, except exchanges of all shares from a CGM Retirement Plan account, which will incur an account close out fee (currently $5). You may make an exchange by written instruction or, if a written authorization for telephone exchange is on file with CGM Shareholder Services, you may call 800-343-5678. See "Telephone Transactions" on page 14. Exchange requests cannot be revoked once they have been received in good order. Under certain circumstances, before an exchange can be made, additional documents may be required to verify the authority or legal capacity of the person seeking the exchange. The exchange price you receive will be the per share net asset value next calculated after your exchange request (in good order) is received by CGM Shareholder Services.

Exchanges must be for amounts of at least $1,000. If you wish to make an exchange into a new account, the exchange must satisfy the applicable minimum initial investment requirement.

You should not view the exchange privilege as a means for taking advantage of short-term swings in the market. As described under "Market Timing" on page 8, frequent trading can negatively impact Fund performance and shareholders. Therefore, the Fund limits the number of exchanges you can make to four exchanges per account (or two round trips out of the Fund and back again) per calendar year. The Fund also reserves the right to prohibit exchanges during the first 15 days following an investment in the Fund.

For federal income tax purposes, an exchange constitutes a sale of shares, which may result in a taxable gain or loss. The Fund may terminate or change the terms of the exchange privilege at any time.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

If the value of your account is at least $10,000, you may have periodic cash withdrawals automatically paid to you or any person you designate. For federal income tax purposes, a withdrawal under the SWP constitutes a sale of shares, which may result in a taxable gain or loss. If checks are returned to the Fund as "undeliverable" or remain uncashed for more than six months, the plan will be cancelled. Any undeliverable or uncashed check(s) will be cancelled and the amount(s) will be reinvested in the Fund at the per share net asset value determined as of the date of cancellation of the check(s). No interest will accrue on amounts represented by uncashed distribution or redemption checks. The Fund may terminate or modify the SWP at any time.

AUTOMATIC INVESTMENT PLAN ("AIP")

Once your account has been established, voluntary monthly or bi-monthly investments of at least $50 may be made automatically by pre-authorized withdrawals from your checking account. You must select the AIP privilege when you fill out your initial application or you may select the option later by completing a CGM Service Options Form (with a STAMP 2000 medallion signature guarantee) available from CGM Shareholder Services. Please contact CGM Shareholder Services at 800-343-5678 to determine the requirements associated with debits from savings banks and credit unions.

PERIODIC INVESTMENT PLAN ("PIP")

Once your account has been established, periodic investments of at least $50 may be made by telephone by calling CGM Shareholder Services at 800-343-5678. A telephone purchase is made with funds drawn from your pre-designated U.S. bank account. The trade date for a telephone purchase is generally the business/banking day after your request, provided your request is received by CGM Shareholder Services prior to the close of the New York Stock Exchange, normally 4 p.m., Eastern time. If you telephone your purchase request after the Exchange closes or on a day when the Exchange is not open for business, the Fund cannot accept your request and a new one will be necessary. You must select the PIP privilege when you fill out your initial application or you may select the option later by completing a CGM Service Options Form (with a STAMP 2000 medallion signature guarantee) available from CGM Shareholder Services. Please contact CGM Shareholder Services at 800-343-5678 to determine the requirements associated with debits from savings banks and credit unions.

You may terminate your participation in the AIP or PIP by sending written notice to CGM Shareholder Services or by calling 800-343-5678 more than 14 days prior to the next scheduled debit date. The Fund may terminate your participation in the AIP or PIP immediately in the event that any item is unpaid by your financial institution. The Fund may terminate or modify the AIP or PIP at any time.

RETIREMENT PLANS

The Fund's shares may be purchased by tax deferred retirement plans. CGM makes available retirement plan forms and plan documents for Traditional and Roth IRAs, SEP-IRAs, 403(b)(7) Custodial Accounts, and Money Purchase Pension and Profit Sharing Plans ("CGM Retirement Plans"). CGM Retirement Plan fees currently include a $5 set-up fee per plan type, a $15 annual maintenance fee and a $5 close-out fee per account. CGM may receive a portion of the annual maintenance fee and close-out fee as reimbursement for its administration and maintenance of certain fiduciary retirement plan accounts.

CONFIRMATION STATEMENTS

Shareholders will receive statements confirming all purchases, redemptions and changes of address. You may call CGM Shareholder Services and request a duplicate statement for the current year without charge. A fee will be charged for any duplicate information requested for prior years.

SHAREHOLDER REPORTS

Shareholders will receive the Fund's financial statements and a listing of the Fund's investments at least semiannually. The Fund intends to consolidate mailings of annual, semiannual and quarterly reports to households having multiple accounts with the same address of record and to furnish a single copy of each report to that address. Mailings of prospectuses and proxy statements will not be consolidated and if a report is included in such mailings each shareholder will receive a separate copy. You may request additional reports by notifying the Fund in writing, or by calling the Fund at 800-345-4048.

STAMP 2000 MEDALLION SIGNATURE GUARANTEES

Changes to account options and certain redemption requests require a STAMP 2000 medallion signature guarantee from an "eligible guarantor institution." A STAMP 2000 medallion signature guarantee may be executed by any "eligible" guarantor that participates in the Securities Transfer Agents Medallion Program 2000 (STAMP 2000). Eligible guarantors include Commercial Banks, Trust Companies, Savings Associations and Credit Unions as defined by the Federal Deposit Insurance Act. Also included are member firms of a domestic stock exchange. You should verify with the institution that they are an acceptable (eligible) guarantor prior to signing. A non-STAMP 2000 guarantee or a guarantee by a Notary Public is not acceptable.

[logo]  HOW TO SELL SHARES

You can sell (redeem) all or part of your shares in the Fund in three different ways:

o by sending a written request for a check or wire representing the redemption proceeds;

o except for CGM Retirement Plans, by making a telephone request for redemption by check (provided that the amount to be redeemed is not more than $50,000 and the check is being sent to you at your address of record, which has not changed in the prior 60 days); or

o except for CGM Retirement Plans, by making a telephone request for redemption proceeds to be wired to a bank account that you have predesignated.

The redemption price will always be the net asset value per share next determined after the redemption request is received by CGM Shareholder Services in good order (including any necessary documentation) prior to the close of the New York Stock Exchange, normally 4 p.m., Eastern time. Necessary documentation may include, in certain circumstances, documents verifying the authority or legal capacity of the person seeking to redeem shares. Redemption requests cannot be revoked once they have been received in good order. For federal income tax purposes, a redemption is a taxable event and may result in a taxable gain or loss.

WRITTEN REDEMPTION REQUESTS

If you elect to redeem shares in writing, send your written request to:

CGM Shareholder Services
c/o Boston Financial Data Services, Inc.
P.O. Box 8511
Boston, Massachusetts 02266-8511

For your protection, e-mail requests are not acceptable. The written request must include:

o name of the Fund

o your account number

o exact name(s) in which your shares are registered

o number of shares or the dollar amount to be redeemed

o mailing or wire instructions (unless wire instructions have already been established on your account)

All owners of shares must sign the request in the exact name(s) in which the shares are registered (which appear(s) on your confirmation statement) and should indicate any special capacity in which they are signing (such as trustee or custodian or on behalf of a partnership, corporation or other entity). If you are signing in a special capacity, you may wish to contact CGM Shareholder Services at 800-343-5678 in advance to determine whether additional documentation will be required before you send a redemption request.

Redemptions from CGM Retirement Plans for which State Street Bank is the custodian or trustee must contain additional information. Please contact CGM Shareholder Services for instructions and forms. Complete information, including tax withholding instructions, must be included in your redemption request.

If you are redeeming shares worth more than $50,000 or requesting that the proceeds check be made payable to someone other than the registered owner(s) or be sent to an address other than your address of record (or sent to your address of record if such address has been changed within the previous 60 days), or requesting that the proceeds be wired to a bank account that you have not predesignated, you must obtain a STAMP 2000 medallion signature guarantee.

If you hold certificates representing your investment, you must enclose the certificates and a properly completed redemption form or stock power. You bear the risk of loss of such certificates; consequently, you may wish to send your certificates by registered mail.

TELEPHONE REDEMPTION REQUESTS

If you elect to redeem shares by telephone, call CGM Shareholder Services directly at 800-343-5678. See "Telephone Transactions" on page 14. Telephone redemptions are not available for CGM Retirement Plans. When you make a redemption request by telephone, you may choose to receive redemption proceeds either by having a check mailed to the address of record on the account (provided the address has not changed within the previous 60 days and you are redeeming $50,000 or less) or by having a wire sent to a bank account you have previously designated.

Telephone redemptions by check are available to all shareholders of the Fund (except CGM Retirement Plans) automatically unless this option is declined in the application or otherwise in writing. You may select the telephone redemption wire service when you fill out your initial application or you may select it later by completing a Service Options Form (with a STAMP 2000 medallion signature guarantee), available from the Fund or CGM Shareholder Services.

A telephone redemption request must be received by CGM Shareholder Services prior to the close of the New York Stock Exchange, normally 4 p.m., Eastern time. If you telephone your request to CGM Shareholder Services after the Exchange closes or on a day when the Exchange is not open for business, the Fund cannot accept your request and a new one will be necessary.

Wire redemptions by telephone may be made only if your bank is a member of the Federal Reserve System or has a correspondent bank that is a member of such System. If your account is with a savings bank, it must have only one correspondent bank that is a member of the Federal Reserve System. A wire fee (currently $5) will be deducted from the proceeds. If you decide to change the bank account to which proceeds are to be wired, you must send in this change on a Service Options Form with a STAMP 2000 medallion signature guarantee.

REDEMPTION PROCEEDS

Proceeds resulting from a written or regular telephone redemption request will normally be mailed to you within five business days after receipt of your request in good order. Telephone wire redemption proceeds will normally be wired to your bank within five business days following receipt of a proper redemption request.

If you purchased your Fund shares by check (or through an automatic investment plan) and elect to redeem shares within 15 days of the purchase, you may experience delays in receiving redemption proceeds. The Fund will generally postpone sending your redemption proceeds from an investment until the Fund can verify that your check (or automatic or periodic investment plan investment) has been or will be collected. There will be no such delay for redemptions following investments paid for by federal funds wire or by bank cashier's check, certified check or treasurer's check.

If checks representing redemption proceeds are returned "undeliverable" or remain uncashed for six months, the checks will be cancelled and the proceeds will be reinvested in the Fund at the per share net asset value determined as of the date of cancellation of the checks. No interest will accrue on amounts represented by uncashed distribution or redemption checks. If wire redemption proceeds are rejected by the pre-designated bank the Fund may, in its discretion: rewire the proceeds; issue a check for the proceeds; or reinvest the proceeds in the Fund at the per share net asset value determined as of the date of reinvestment.

POSTPONEMENT OF REDEMPTION PROCEEDS OR SUSPENSION OF REDEMPTION RIGHT

In order to deter market timing, the Fund generally postpones remitting redemption proceeds from an account for up to seven days if those proceeds are equal to or greater than $50,000. The Fund may also postpone remitting redemption proceeds to omnibus accounts for up to seven days. However, the Fund also reserves the right to postpone payment of redemption proceeds of any amount for up to seven days from the date of the redemption. The Fund may not postpone payment for more than seven days or suspend the right of redemption, except: when the New York Stock Exchange is closed for business other than weekends or holidays; when trading on the Exchange is restricted; during an emergency (as determined by the SEC) which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of its net assets; or during any other period permitted by the SEC for the protection of investors. The Fund also may postpone payment for more than seven days if you purchased your Fund shares by check (or through an automatic or periodic investment plan) and redeem shares within 15 days of the purchase as described in the preceding section.

REDEMPTION IN KIND

The Fund will normally redeem shares for cash; however, the Fund reserves the right to pay the redemption price wholly in kind or partly in kind and partly in cash if the Board of Trustees of the Fund determines it to be advisable in the interests of the remaining shareholders. If portfolio securities are distributed in lieu of cash, the shareholder will normally incur brokerage commissions upon subsequent disposition of any such securities.

MINIMUM ACCOUNT BALANCE AND AUTOMATIC REDEMPTION

Because the expense of maintaining small accounts is disproportionately high, the Fund may close accounts with 20 shares or less, and mail the proceeds to the shareholder. Shareholders who are affected by this policy will be notified of the Fund's intention to close the account and will have 60 days immediately following the notice in which to acquire the requisite number of shares. The minimum does not apply to CGM Retirement Plans or accounts set up under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act.

[logo]  TELEPHONE TRANSACTIONS

You may initiate four types of transactions by telephone:

o telephone purchases

o telephone exchanges

o telephone redemptions by wire

o telephone redemptions by check

The terms and provisions for each of these services are explained fully in the preceding sections. Once a telephone transaction request has been placed, it cannot be revoked.

You must select the telephone exchange privilege and/or telephone redemption by wire privilege when you fill out your initial application or you may select either option later by completing a Service Options Form (with a STAMP 2000 medallion signature guarantee) available from CGM Shareholder Services. The telephone redemptions by check privilege is available automatically unless you decline this option in the application or otherwise in writing.

The telephone redemption privileges are not available for Traditional or Roth IRAs, SEP-IRAs, 403(b)(7) Custodial Accounts or for Money Purchase Pension and Profit Sharing accounts under a CGM Retirement Plan for which State Street Bank is the custodian or trustee.

The Fund will employ reasonable procedures to confirm that instructions received by telephone (including instructions with respect to changes in addresses) are genuine, such as requesting personal identification information that appears on your account application and recording the telephone conversation. You will bear the risk of loss due to unauthorized or fraudulent instructions regarding your account, although the Fund may be liable if reasonable procedures are not employed.

During periods of unusual market activity, severe weather or other abnormal circumstances, it may be difficult for you to reach a representative of the Fund or CGM Shareholder Services by telephone. In this case, please consider sending written instructions. E-mail instructions and transaction requests are not accepted.

[logo]  DIVIDENDS, CAPITAL GAINS AND TAXES

DIVIDENDS AND CAPITAL GAINS

Any income dividends and capital gains distributions are normally made annually in December but may be made more frequently as deemed advisable by the Board of Trustees.

You may elect to receive income dividends or capital gains distributions, or both, in additional shares of the Fund or in cash. However, if you elect to receive capital gains in cash, your income dividends must also be received in cash. Certain restrictions may apply to participants in CGM Retirement Plans.

You can elect to receive payments of cash dividends and capital gains distributions either by check or by direct deposit to a bank account that you have predesignated. These elections may be made at the time your account is opened and may be changed at any time by submitting a written request (not by e-mail) to CGM Shareholder Services or by calling 800-343-5678. However, changes in bank account information for direct deposits of cash dividends and capital gains distributions must be made through a Service Options Form with a STAMP 2000 medallion signature guarantee. In order for a change to be effective for any dividend or distribution, it must be received by CGM Shareholder Services at least five days before the record date for such dividend or distribution.

If you elect to receive distributions in cash and checks are returned "undeliverable" or remain uncashed for six months, your cash election will be changed automatically and your future dividend and capital gains distributions will be reinvested in the Fund at the per share net asset value determined as of the date of payment of the distribution. In addition, following the six-month period, any undeliverable or uncashed checks may be cancelled and the amounts will be reinvested in the Fund at the per share net asset value determined as of the date of cancellation of the checks. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

TAXES

TAXATION OF DISTRIBUTIONS. As long as the Fund qualifies for treatment as a regulated investment company (which it has in the past and intends to do in the future), it pays no federal income tax on the earnings it distributes to shareholders. You will normally have to pay federal income taxes, and any state or local taxes, on the distributions you receive from the Fund, whether you take the distributions in cash or reinvest them in additional shares.

Noncorporate shareholders may qualify for a reduced tax rate on distributions designated by the Fund as "qualified dividend income" provided that certain holding periods are satisfied. "Qualified dividend income" generally is income derived from dividends from U.S. corporations or certain foreign corporations that are either incorporated in a U.S. possession or eligible for benefits under certain U.S. income tax treaties. In addition, dividends that a fund receives in respect of stock of certain foreign corporations will be "qualified dividend income" if that stock is readily tradable on an established U.S. securities market. Distributions designated by the Fund as capital gain dividends are taxable as long-term capital gains, regardless of how long you have owned your shares in the Fund. Other distributions are generally taxable as ordinary income. A portion of the dividends paid by the Fund will normally be eligible for the dividends received deduction for corporate shareholders. To the extent that the Fund makes a distribution in excess of its current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing your tax basis in your shares, and then, to the extent the distribution exceeds your tax basis, as a taxable gain from the sale of your shares.

A distribution will be treated as paid by the Fund and received by you on December 31 of the current calendar year if it is declared by the Fund in October, November or December of that year with a record date in such a month and paid by the Fund in January of the subsequent year.

Fund distributions will reduce the Fund's net asset value per share. Therefore, if you buy shares shortly before the record date of a distribution, you may pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.

FOREIGN TAXES. If the Fund invests in foreign issuers, it may be subject to foreign taxes on income earned on those securities and most likely will not be eligible to elect to "pass through" such foreign income taxes to you. Therefore, you should not expect to be able to claim a foreign tax credit or deduction with respect to those taxes.

DISPOSITION OF SHARES. The sale or other disposition of shares of the Fund, including a redemption of shares or an exchange for shares of another fund, is generally a taxable event and may result in a short-term or long-term capital gain or loss, generally depending upon how long you held your shares. You are responsible for any tax liabilities generated by your sales or other dispositions of Fund shares.

NON-U.S. PERSONS. If you are neither a citizen nor a resident of the United States, the Fund will withhold U.S. federal income tax at the rate of 30% on taxable dividends and other payments that are subject to such withholding. The Fund may not withhold with respect to dividends paid from certain net short-term capital gain realized by the Fund and designated by the Fund as short-term capital gain dividends or from certain net interest income realized by the Fund and designated by the Fund as interest-related dividends. You may be able to arrange for a lower withholding rate under an applicable tax treaty if you supply the appropriate documentation required by the Fund.

BACKUP WITHHOLDING. The Fund is required, in certain circumstances, to apply backup withholding at the rate of 28% on taxable dividends, capital gains distributions, redemption proceeds and certain other payments that are paid to individuals and certain other classes of shareholders if they fail to furnish the Fund with their correct taxpayer identification number and certain certifications regarding their tax status, or if they are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against a shareholder's normal federal income tax liability if the shareholder files a timely return. Backup withholding will not be applied to payments that have been subject to the 30% withholding tax on shareholders who are neither citizens nor residents of the United States.

GENERAL INFORMATION. The shareholder servicing agent will send you and the Internal Revenue Service an annual statement detailing federal tax information, including information about dividends and distributions paid to you during the preceding year. If you redeem or exchange shares in any year, following the end of the year, you may receive a statement providing the cost basis and gain or loss of each share lot that you sold during such year. Some restrictions apply. In limited circumstances, your actual cost basis may differ from your CGM account cost basis. Your CGM account cost basis will be calculated using the "single category average cost method," which is one of the four calculation methods allowed by the IRS. Shareholders of the Fund generally will receive these cost basis statements. For more information, please call 800-343-5678. Be sure to keep these statements as permanent records. A fee may be charged for any duplicate information that you request.

Dividend distributions, capital gains distributions and gains on redemptions and exchanges may also be subject to state, local and foreign taxes. A portion of the Fund's income derived from certain U.S. Government obligations may be exempt from state and local taxes. Each year the Fund will indicate the portion of the Fund's income, if any, which is derived from such obligations.

The tax discussion set forth in this prospectus applies only to those shareholders who hold Fund shares as capital assets and is included for general information only. You should consult your own tax adviser concerning the tax consequences of an investment in the Fund.

[logo]  PRICING OF SHARES

The share price or "net asset value" per share of the Fund is computed daily by dividing the total value of the investments and other assets of the Fund, less any liabilities, by the total outstanding shares of the Fund. The net asset value per share of the Fund is determined as of the close of the regular trading session of the New York Stock Exchange (normally 4 p.m. Eastern time) on each day the Exchange is open for trading. Portfolio securities are generally valued at their market value. Equity securities are generally valued on the basis of valuation furnished by a pricing service approved by the Board of Trustees. For equity securities that are traded on an exchange, the market value is usually the closing sale or official closing price on that exchange. However, for securities traded on non-U.S. exchanges, this closing sale or official closing price may be adjusted to reflect its value as of the close of regular trading on the New York Stock Exchange. Instruments with maturities of 60 days or less are valued at amortized cost, which approximates market value. Other assets and securities which are not readily marketable will be valued in good faith at fair value using methods determined by the Board of Trustees which generally require the Fund to fair value its portfolio securities when
(i) a significant event occurs and (ii) market quotations are unavailable, invalid or unreliable.

Significant Events. Whether a particular event is a significant event depends on whether the event is likely to affect the value of a portfolio security held by the Fund. Significant events may include new developments in the securities markets or major occurrences outside of the securities markets, such as natural disasters and armed conflicts. In particular, the value of foreign securities may be materially affected by significant events occurring after the close of the market on which they are traded, but before the Fund prices its shares. In accordance with the fair value procedures adopted by the Board of Trustees, the Adviser is responsible for monitoring the securities markets and new developments for significant events that might require the Fund to fair value its securities.

Availability, Validity and Reliability of Market Quotations. Examples of circumstances which may require further consideration to be given to whether market quotations are available, valid or reliable, include the lack of reported trades for or infrequent sales of a portfolio security, the suspension of trading on an exchange on which a portfolio security was traded, and markets closing early. In addition, while the Fund does not generally invest in thinly traded securities, in the event that it does, such securities may be valued at fair value.

Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. The Fund, when using fair value methods to price securities, may value those securities higher or lower than another fund using market quotations or fair value to price the same securities. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its net asset value. The valuation of portfolio securities is more fully described in the SAI.

Trading may take place in foreign issuers held by the Fund on days when the Fund is not open for business. As a result, the Fund's net asset value may change on days on which it is not possible to purchase or sell shares of the Fund.

FINANCIAL HIGHLIGHTS

The following Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been examined by PricewaterhouseCoopers LLP, Independent Registered Public
Accounting Firm, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which may be obtained from the Fund free of charge.

CGM CAPITAL DEVELOPMENT FUND

                                                                                YEAR ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                              2006           2005           2004           2003         2002
                                                              ----           ----           ----           ----         ----
For a share of the Fund outstanding
  throughout each period:
Net asset value at the beginning of period .............      $28.51         $27.89         $23.60         $15.22       $19.21
                                                              ------         ------         ------         ------       ------
Net investment loss (a) ................................       (0.19)         (0.16)         (0.01)         (0.10)       (0.12)
Net realized and unrealized gain (loss) on investments
  and foreign currency transactions ....................        2.02           7.23           4.30           8.48        (3.87)
                                                              ------         ------         ------         ------       ------
Total from investment operations .......................        1.83           7.07           4.29           8.38        (3.99)
                                                              ------         ------         ------         ------       ------
Distribution from net short-term realized gains ........       (3.39)         (4.27)            --             --           --
Distribution from net long-term realized gains .........       (0.86)         (2.18)            --             --           --
                                                              ------         ------         ------         ------       ------
Total distributions ....................................       (4.25)         (6.45)            --             --           --
                                                              ------         ------         ------         ------       ------
Net increase (decrease) in net asset value .............       (2.42)          0.62           4.29           8.38        (3.99)
                                                              ------         ------         ------         ------       ------
Net asset value at end of period .......................      $26.09         $28.51         $27.89         $23.60       $15.22
                                                              ======         ======         ======         ======       ======
Total Return (%) .......................................         6.3           25.3           18.2           55.1        (20.8)

Ratios:
Operating expenses to average net assets (%) ...........        1.11           1.12           1.14           1.17         1.15
Net investment loss to average net assets (%) ..........       (0.65)         (0.52)         (0.06)         (0.56)       (0.67)
Portfolio turnover (%) .................................         300            211            263            305          209
Net assets at end of period (in thousands) ($)..........     453,515        460,827        400,349        369,021      259,818

(a) Per share net investment loss has been calculated using the average shares outstanding during the period.

[logo]  NOTICE OF PRIVACY POLICY

Please note that the following notice is provided for your reference and is not considered to be a part of the Fund's prospectus.

The CGM Funds are committed to preserving the confidentiality of personal information provided by their investors and prospective investors. As part of this commitment, the CGM Funds have adopted a Customer Privacy Policy concerning the collection and disclosure of nonpublic personal information regarding investors and prospective investors in the CGM Funds.

This section explains the Customer Privacy Policy. In the paragraphs below, the words "we" and "us" refer to the CGM Funds. The words "you" and "your" refer to individual investors and prospective investors in the CGM Funds.

CUSTOMER PRIVACY POLICY

INFORMATION COLLECTED. As we work together to achieve your investment goals, you will often share with us personal and financial information, including, for example, your name, address and telephone number, your e-mail address, your purchases and redemptions of shares of the CGM Funds, your banking arrangements, information on your family members, and your social security number. We collect this information in order to properly handle your account and provide you with other services. WE CONSIDER PROTECTING YOUR PERSONAL AND FINANCIAL INFORMATION A VITAL PART OF OUR JOB.

ACCESS TO INFORMATION. Our personnel have limited access to your personal and financial data based on their job functions. All of our personnel are instructed to comply with confidentiality rules designed to protect your personal and financial information. If we determine that our personnel have failed to follow these rules, they will be subject to disciplinary action.

USE AND DISCLOSURE OF INFORMATION. We may use your personal and financial information and share it with our affiliates in order to provide you with investment services, improve our services, make our procedures more efficient, implement security measures, fight fraud and monitor for market timing.

We will not sell your personal and financial information to any outside party. In particular, we do not sell our mailing list to other businesses so they can offer and sell you goods and services that are unrelated to the CGM Funds.

We use custodians, transfer agents, mailing houses, and other third party businesses to process initial investments, additional investments, redemptions, share transfers, and other transactions that you request. We may disclose any of the personal and financial information that we collect about you with these other businesses. We generally obtain from these businesses confidentiality agreements that prohibit them from selling or improperly using your personal or financial information.

On occasion, we may be required to provide information about you and your transactions to governmental agencies, self-regulatory organizations, industry associations and similar bodies in order to fulfill legal and regulatory requirements. In addition, federal and state laws give people involved in lawsuits and other legal proceedings the right under certain circumstances to obtain information from us, including your personal and financial information. We will comply with these laws to the extent we are required to do so.

In addition, we may make other disclosures to non-affiliated third parties as permitted by law. For example, we may disclose your non-public personal information to law enforcement agencies or computer security consultants for the purpose of protecting against fraud and unauthorized transactions or in order to maintain the confidentiality of our records. We may also disclose your non-public personal information to our attorneys and accountants.

CONTACT INFORMATION -----------------------------------------------------------

CGM CAPITAL DEVELOPMENT FUND
c/o The CGM Funds
38 Newbury St., 8th Fl.
Boston, MA 02116

SHAREHOLDER SERVICING AGENT
CGM Shareholder Services
c/o Boston Financial Data Services, Inc.
P.O. Box 8511
Boston, MA 02266

INVESTMENT MANAGER
Capital Growth Management
Limited Partnership
One International Place
Boston, MA 02110

TRANSFER AND DIVIDEND PAYING AGENT
AND CUSTODIAN OF ASSETS
State Street Bank and Trust Company
Boston, MA 02111
-------------------------------------------------------------------------------
More information about this Fund is available free by calling 800-345-4048, including the following:

ANNUAL/SEMI-ANNUAL/QUARTERLY REPORTS
Additional information about the Fund's investments is available in the Fund's annual, semi-annual and quarterly reports to share holders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that signifi cantly affected the Fund's performance during its last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI provides more detailed information about the Fund and is incorporated into this prospectus by reference (i.e., is legally considered part of it).



For additional information about:
o Account procedures/status              o Prospectus
o Redemptions                            o SAI
o Exchanges                              o Annual/Semi-Annual/
o New account procedures                   Quarterly Reports
                                         o Performance
                                         o Proxy Voting Policies
                                           and Voting Records
                                         o Other Information about
                                           the Fund
Call 800-343-5678                        Call 800-345-4048
-------------------------------------------------------------------------------

The Fund's annual and semi-annual reports to shareholders are available, free of charge, on the Fund's website, http://www.cgmfunds.com. However, as a result of the file size of the SAI, CGM believes it will be easier to receive the SAI in hard copy. Consequently, the SAI, and if you prefer, the annual and semi-annual report, are available free of charge by calling 1-800-345-4048.

Information about the Fund (including the SAI and annual report) is also available from the Securities and Exchange Commission. You can find it on the SEC's website at http://www.sec.gov. You can receive copies of Fund information upon payment of a duplicating fee by electronic request at the following e-mail address: publicinfo@sec.gov, or by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, DC 20549-0102. Information can also be reviewed and copied at the SEC's Public Reference Room in Washington, DC. You can get information on the operation of the Public Reference Room by calling the SEC at 1-202-942-8090.
A No-Load Fund

CFP07SEC File No. 811-933

                          CGM CAPITAL DEVELOPMENT FUND

                      STATEMENT OF ADDITIONAL INFORMATION

May 1, 2007

This Statement of Additional Information (the "Statement" or "SAI") provides further information concerning the activities and operations of CGM Capital Development Fund. This Statement is not a prospectus and should be read in conjunction with the CGM Capital Development Fund Prospectus dated May 1, 2007 (the "Prospectus"). Certain information which is included in the Prospectus is incorporated by reference into this Statement. A copy of the Prospectus may be obtained from CGM Capital Development Fund by writing to: c/o The CGM Funds Investor Services Division, 38 Newbury St., 8th Fl., Boston, Massachusetts 02116, or by calling 800-345-4048.

Certain financial information which is included in the Fund's Annual Report to shareholders for the period ended December 31, 2006 is incorporated by reference into this Statement.








CSAI07

                               TABLE OF CONTENTS

                                                                           Page

INTRODUCTION .............................................................     1

ADDITIONAL INFORMATION REGARDING STRATEGIES AND RISKS ....................     1

FUNDAMENTAL INVESTMENT RESTRICTIONS ......................................     3

PORTFOLIO TURNOVER .......................................................     4

DISCLOSURE OF PORTFOLIO HOLDINGS .........................................     5

MANAGEMENT OF THE FUND ...................................................     6

    Principal Holders of Securities and Management Ownership .............    10

INVESTMENT ADVISORY AND OTHER SERVICES....................................    10

    Advisory Agreement ...................................................    10
    Custodial Arrangements ...............................................    11
    Independent Registered Public Accounting Firm ........................    12
    Other Arrangements ...................................................    12
    Codes of Ethics ......................................................    12

PORTFOLIO MANAGER ........................................................    12

PORTFOLIO TRANSACTIONS AND BROKERAGE .....................................    13

DESCRIPTION OF THE FUND ..................................................    15

    Shareholder Rights ...................................................    16
    Shareholder and Trustee Liability ....................................    17

PERFORMANCE INFORMATION COMPARISONS.......................................    17

NET ASSET VALUE AND PUBLIC OFFERING PRICE ................................    19

HOW TO PURCHASE SHARES ...................................................    19

SHAREHOLDER SERVICES .....................................................    20

    Open Accounts ........................................................    20
    Systematic Withdrawal Plans ("SWP") ..................................    20
    Exchange Privilege ...................................................    21
    Automatic Investment Plan ("AIP") ....................................    22
    Periodic Investment Plan ("PIP") .....................................    22
    General Information Relating to the AIP and PIP ......................    22
    Retirement Plans .....................................................    23
    Transfer on Death Accounts ...........................................    23
    Address Changes ......................................................    23
    STAMP 2000 Medallion Signature Guarantees ............................    24

REDEMPTIONS ..............................................................    24

    Redeeming by Telephone ...............................................    24
    Check Sent to the Address of Record ..................................    24
    Proceeds Wired to a Predesignated Bank ...............................    25
    All Redemptions ......................................................    25


INCOME DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAX STATUS .............    26

PROXY VOTING GUIDELINES AND PROCEDURES ...................................    30

FINANCIAL STATEMENTS .....................................................    30

APPENDIX A CAPITAL GROWTH MANAGEMENT PROXY VOTING POLICIES AND PROCEDURES    A-1

INTRODUCTION

CGM Capital Development Fund (the "Fund") is registered with the Securities and Exchange Commission ("SEC") as a diversified open-end management investment company. The Fund was established as a Massachusetts business trust under the laws of Massachusetts in 1986. The Fund is a successor in interest to Loomis-Sayles Capital Development Fund, which was organized in 1960. On March 1, 1990, the Fund's name was changed from "Loomis-Sayles Capital Development Fund" to "CGM Capital Development Fund" to reflect the assumption by Capital Growth Management Limited Partnership ("CGM" or the "Investment Manager") of investment advisory responsibilities with respect to the Fund.

Descriptions in the Prospectus and in this Statement of a particular investment practice or technique in which the Fund may engage or a financial instrument which the Fund may purchase are meant to describe the spectrum of investments that CGM, in its discretion, might, but is not required to, use in managing the Fund's portfolio assets. CGM may, in its discretion, at any time employ such practice, technique or instrument for one or more funds but not necessarily for all funds advised by it. Furthermore, it is possible that certain types of financial instruments or investment techniques described herein may not be available, permissible, economically feasible or effective for their intended purposes in all markets. Certain practices, techniques, or instruments may not be principal activities of the Fund but, to the extent employed, could from time to time have a material impact on the Fund's performance.

ADDITIONAL INFORMATION REGARDING STRATEGIES AND RISKS

THE FOLLOWING SUPPLEMENTS THE DISCUSSION IN THE PROSPECTUS OF THE VARIOUS INVESTMENT STRATEGIES AND TECHNIQUES THAT MAY BE EMPLOYED BY THE FUND AND CERTAIN ASSOCIATED RISKS.

REPURCHASE AGREEMENTS. Repurchase agreements in which the Fund may invest are agreements by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed-upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (1) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (2) possible reduced levels of income and lack of access to income during this period, and (3) inability to enforce rights and the expenses involved in attempted enforcement.

ILLIQUID SECURITIES. The Fund may invest up to 10% of its net assets in illiquid securities. Securities that may be resold without registration pursuant to Rule 144A under the Securities Act of 1933, as amended, may be treated as liquid for purposes of this policy, subject to the supervision and oversight of the Board of Trustees, in accordance with guidelines established by the Board of Trustees to determine whether there is a readily available market for such securities. The foregoing investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become uninterested in purchasing the securities.

FOREIGN SECURITIES. The Fund may invest in securities issued by institutions, corporations and governments established by or in one or more foreign countries, which may be developed or undeveloped countries. Such foreign securities will otherwise satisfy the limitations and restrictions applicable to the Fund. In making foreign investments, the Fund will also give appropriate consideration to the following factors, among others:

  o In addition to the risks associated with investing in foreign issuers, as described in the Prospectus, because some foreign securities the Fund may acquire are purchased with and payable in currency of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. Certain currency exchange expenses may be incurred when the Fund changes investments from one country to another.

  o Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in U.S. markets and, at times, volatility of prices can be greater than in the United States. There may be less government supervision and regulation of securities exchanges, brokers and listed companies. The issuers of some of these securities, such as foreign bank obligations, may be subject to less stringent or different regulations than those governing U.S. issuers. In addition, there may be less publicly available information about a foreign issuer, and foreign issuers are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Further, it may be more difficult to obtain current information about corporate actions by foreign issuers of portfolio securities that affect the prices of such securities.

  o Foreign securities are also subject to additional risks of possible adverse political and economic developments, possible seizure or nationalization of foreign deposits and possible adoption of governmental restrictions, which might adversely affect the payment of principal and interest on the foreign securities or might restrict the payment of principal and interest to investors located outside the country of the issuer, whether from currency blockage or otherwise. The Fund's ability and decisions to purchase and sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets.

  o Some foreign securities may be subject to transfer taxes levied by foreign governments, and the income received by the Fund from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. The Fund will also incur higher custody costs in connection with foreign securities.

DEPOSITARY RECEIPTS. The Fund may invest in securities of non-U.S. issuers directly and through investments in depositary receipts. American Depositary Receipts ("ADRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for the Fund to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities.

ADRs may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts.

TEMPORARY DEFENSIVE POSITIONS. The Fund may depart from its principal investment strategies by taking temporary defensive positions in response to adverse market, economic or political conditions. When doing so, the Fund may hold a substantial portion of its assets in cash or investment grade fixed-income securities and may not be pursuing its investment objective.

FUNDAMENTAL INVESTMENT RESTRICTIONS

The Fund may not:

(1) Issue any senior securities, except as it may be permitted by the terms of any exemptive order or similar rule issued by the Securities and Exchange Commission (the "SEC") relating to multiple classes of shares of beneficial interest of the Fund, and provided further that collateral arrangements with respect to forward contracts, futures contracts, short sales or options, including deposits of initial and variation margin, shall not be considered to be the issuance of a senior security for the purposes of this restriction;

(2) Underwrite the distribution of securities issued by others;

(3) Invest in oil, gas or other mineral leases, rights or royalty contracts or in real estate, commodities or commodity contracts;

(4) Make loans to other persons, except by the purchase of bonds or other obligations constituting part of an issue and short term obligations which are well protected (i.e., creditworthy) in the opinion of management. (For purposes of this investment restriction, neither (i) entering into repurchase agreements nor (ii) the purchase of bonds, debentures, commercial paper, corporate notes and similar evidences of indebtedness, which are part of an issue to the public, is considered the making of a loan);

(5) With respect to 75% of its total assets, purchase more than 10% of the outstanding voting securities of any one issuer or invest more than 5% of the value of its total assets in the securities of one issuer, except the U.S. Government, its agencies and instrumentalities; or

(6) Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes.

If a percentage restriction is adhered to at the time of an investment, a later increase or decrease in such percentage resulting from a change in the values of assets will not constitute a violation of such restriction.

The investment restrictions above have been adopted by the Fund as fundamental policies. Under the 1940 Act, a fundamental policy may not be changed without the vote of a majority of the outstanding voting securities of the Fund, as defined under the 1940 Act. "Majority" means the lesser of (1) 67% or more of the shares present at a meeting of shareholders of the Fund, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund. Non-fundamental investment restrictions may be changed at any time by vote of a majority of the Fund's Board of Trustees.

In addition to the fundamental restrictions set forth above, it is the fundamental policy of the Fund not to purchase any security (other than U.S. Government obligations) if, as a result, more than 25% of the Fund's total assets (taken at current value) would then be invested in any one industry.

PORTFOLIO TURNOVER

Although the Fund's investment objective is long-term capital appreciation, it frequently sells securities to respond to changes in market, industry or individual company conditions or outlook, even though it may only have held those securities for a short period. Frequent trading involves higher securities transaction costs which may adversely affect the Fund's performance. To the extent that this policy results in the realization of gains on investments, the Fund will make distributions to its shareholders, which may accelerate shareholders' tax liabilities.

The Fund's portfolio turnover rate for the past five years of its operation is set forth in the Prospectus under the table entitled "Financial Highlights." The Fund's portfolio turnover rate has varied significantly from year to year in the recent past due to the volatility of economic and market conditions, and the Fund anticipates similar variations in the future.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board of Trustees of the Fund has adopted a policy governing disclosure of the Fund's portfolio holdings (the "Portfolio Holdings Disclosure Policy" or the "Policy"). Non-public information about the portfolio holdings of the Fund cannot be shared with financial consultants, investors and potential investors (whether individual or institutional), or other third parties except in accordance with the Policy. The Policy allows the Fund to disclose to third parties non-public information on its securities positions as follows:

(1) The Fund may release generally non-public portfolio holdings information in the following circumstances:

    (a) A trade in process or that is planned may be discussed with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

    (b) The portfolio manager for the Fund may disclose selected portfolio holdings, industry and sector weightings, and other general portfolio information in interviews and other communications with the financial press and other media, provided (i) the portfolio manager determines that it is consistent with the interests of Fund shareholders to do so,
        (ii) the Fund does not have pending trades in the securities that are disclosed, and (iii) the portfolio manager does not disclose the number or principal amount of any security held by the Fund. Members of the financial press and other media are not required to enter into confidentiality agreements or undertakings not to trade on the information disclosed in connection with such interviews or other communications.

(2) The Fund and its service providers may release non-public portfolio holdings information to their investment adviser, custodian, sub-custodian, auditors, or legal counsel or to a proxy voting provider, rating agency, or other vendor or service provider as may be necessary or convenient for these parties to provide services to the Fund, subject to contractual, legal or other confidentiality restrictions prohibiting the recipient from sharing such non-public information with an unauthorized source or trading upon the information so provided.

(3) The Fund, as authorized by the President, Treasurer or Chief Compliance Officer of the Fund, may release non-public information on its securities holdings to any party to the extent required by laws, regulations, exchange rules, self-regulatory organization rules, or court or governmental orders that apply to the Fund or its service providers, including without limitation the rules of the U.S. Securities and Exchange Commission.

(4) The Fund may release non-public information on its securities holdings to such other parties and on such other bases as may be approved by both the President and the Chief Compliance Officer of the Fund, provided that (a) the President and Chief Compliance Officer of the Fund determine that such disclosures are in the best interest of the Fund's shareholders, (b) the Fund or its service providers have legitimate business purposes for these disclosures; and (c) no payment is made by any third party to any service provider of the Fund in consideration of the release.

The Portfolio Holdings Disclosure Policy is binding upon the officers of the Fund and each of the Fund's third party service providers, including the investment adviser, the custodian, and the auditors. The Policy does not require disclosure of information on portfolio holdings and does not limit any disclosures of information on portfolio holdings that has been or is concurrently being disclosed in a publicly available filing with the U.S. Securities and Exchange Commission. Compliance with the Portfolio Holdings Disclosure Policy is monitored by the Chief Compliance Officer of the Fund. The Chief Compliance Officer is responsible for resolving any conflicts of interest between the Fund shareholders on one hand, and the Fund's vendors or service providers on the other. The Board of Trustees of the Fund reviews the Portfolio Holdings Disclosure Policy on a periodic basis, and receives reports from the Chief Compliance Officer of any material violations of the Policy on a quarterly basis.

The chart below identifies each party that in the normal course of business receives from the Fund non-public portfolio holdings information of the Fund, the frequency at which that information is received, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed to such party.

                                         FREQUENCY OF PORTFOLIO INFORMATION     TIME LAG BETWEEN DATE OF INFORMATION
RECIPIENT OF PORTFOLIO INFORMATION       RECEIVED                               AND DISCLOSURE
CGM (Adviser)                            Continuously provided on a daily       None
                                         basis

PricewaterhouseCoopers LLP               During the annual audit of the         Typically 4 days, but in certain
(independent registered accounting       Fund's financial statements and        circumstances there could be no time
firm)                                    November tax reviews                   lag

State Street Bank and Trust Company      Daily access to portfolio holdings     None
(Custodian)

George H. Dean Co. (Printer)             Quarterly                              Typically 5 business days

Bingham McCutchen LLP (Counsel)          Quarterly                              Typically 3-4 weeks

CGM Trustees                             Monthly                                Typically 3-4 weeks

Sungard Investment Systems (portfolio    Daily access to portfolio holdings     None
software provider)

MANAGEMENT OF THE FUND

The Fund is supervised by the board of trustees (the "Board"). The Board is responsible for the general oversight of the Fund, including general supervision and review of the Fund's investment activities. The Board, in turn, elects the officers who are responsible for administering the Fund's day-to-day operations.

An asterisk in the table below identifies those trustees and officers who are "interested persons" of the Fund as defined in the 1940 Act. Each trustee and officer of the Fund noted as an interested person is interested by virtue of that individual's position with CGM, as described in the table below. Each trustee serves during the continued lifetime of the Fund or until he earlier dies, resigns or is removed, or if sooner, until the election and qualification of his successor. Each officer serves until his or her successor is elected or qualified, or until the officer sooner dies, resigns, or is removed or becomes disqualified.

The trustees and officers of the Fund, their ages, their principal occupations during the past five years, the number of CGM Funds they oversee, and other directorships they hold are set forth below. Unless otherwise noted below, the address of each interested trustee and officer is One International Place, Boston, Massachusetts 02110. Correspondence intended for the trustees who are not "interested persons" of the Trust may be sent c/o Capital Growth Management, One International Place, Boston, Massachusetts 02110.

                                                                                                           NUMBER OF FUNDS
                                POSITION HELD AND LENGTH    PRINCIPAL OCCUPATION DURING PAST 5 YEARS       IN THE CGM FUNDS
NAME, ADDRESS AND AGE           OF TIME SERVED              AND OTHER DIRECTORSHIPS HELD                   COMPLEX OVERSEEN
INTERESTED TRUSTEES

Ken Heebner* age 66             Trustee since 1993          Co-founder and Employee, CGM; Controlling              4
                                                            owner of Kenbob, Inc. (general partner of
                                                            CGM)

Robert L. Kemp* age 74          Trustee since 1990          Co-founder and Employee, CGM; Non-voting               4
                                                            owner of Kenbob, Inc. (general partner of
                                                            CGM)

DISINTERESTED TRUSTEES
Peter O. Brown age 66           Trustee since 1993          Counsel (formerly, Partner), Harter, Secrest           4
                                                            & Emery LLP (law firm); formerly Executive
                                                            Vice President and Chief Operating Officer,
                                                            The Glenmede Trust Company (from 1990 to
                                                            1993); formerly Senior Vice President, J.P.
                                                            Morgan Chase Bank (from 1981 to 1990);
                                                            Trustee, TT International U.S.A. Master and
                                                            Feeder Trusts for four mutual funds (from
                                                            2000 to 2005)

Mark W. Holland age 57          Trustee since 2004          President, Wellesley Financial Advisors, LLC           4
                                                            (since 2003); formerly Vice President and
                                                            Chief Operating Officer, Fixed Income
                                                            Management, Loomis, Sayles & Company, L.P.;
                                                            formerly Director, Loomis, Sayles & Company,
                                                            L.P. (from 1999 to 2002)

James Van Dyke Quereau, Jr.     Trustee since 1993          Managing Partner and Director, Stratton                4
age 58                                                      Management Company (investment management);
                                                            formerly Director and Vice President, Semper
                                                            Trust Co. (until 2006)

J. Baur Whittlesey age 60       Trustee since 1990          Member, Ledgewood, P.C. (law firm)                     4

OFFICERS
Ken Heebner* age 66             Vice President since 1990   Co-founder and Employee, CGM; Controlling              4
                                                            owner of Kenbob, Inc. (general partner of
                                                            CGM)

Robert L. Kemp* age 74          President since 1990        Co-founder and Employee, CGM; Non-voting               4
                                                            owner of Kenbob, Inc. (general partner of
                                                            CGM)

David C. Fietze*                Chief Compliance Officer    Employee - Legal Counsel, CGM; formerly                4
Address: 38 Newbury St.,        since 2004                  Counsel, Bartlett Hackett Feinberg, P.C.
8th Fl.,
Boston, MA  02116
age 38

Kathleen S. Haughton*           Vice President since 1992   Employee - Investor Services Division, CGM             4
Address:38 Newbury St.,         and Anti-Money Laundering
8th Fl.,                        Compliance Officer since
Boston, MA  02116               2002
age 46

Jem A. Hudgins* age 44          Treasurer since 2004        Employee -  CGM                                        4

Leslie A. Lake* age 62          Vice President and          Employee - Office Administrator, CGM                   4
                                Secretary since 1992

Martha I. Maguire* age 51       Vice President since 1994   Employee - Funds Marketing, CGM                        4

Mary L. Stone* age 62           Assistant Vice President    Employee - Portfolio Transactions, CGM                 4
                                since 1990

The Trust has a Trustees Committee. The members of the Trustees Committee are all of the disinterested trustees of the Trust. The responsibilities of the Committee are to: (1) perform the specific tasks assigned to disinterested trustees pursuant to the 1940 Act, including annual consideration of the investment management contracts with respect to each series of the Trust; (2) review with the independent accountants audit procedures for the series of the Trust and consider any questions raised by the independent accountants concerning the financial reporting process, internal controls, and compliance procedures of the series of the Trust; (3) review on a periodic basis the governance structures and procedures of the series of the Trust; (4) review proposed resolutions of conflicts of interest that may arise in the business of the series of the Trust and may have an impact on the shareholders of those series; (5) review and consider matters that are reported to the Trustees Committee under the Sarbanes Oxley Codes of Ethics of the Trust; (6) meet separately no less frequently than annually with the chief compliance officer of the Trust (the "CCO") pursuant to Rule 38a-1 under the 1940 Act and consider any compliance matters referred to the Committee by the CCO; (7) consider the appointment and compensation of the CCO and any proposal to remove the CCO; (8) evaluate the performance of the CCO on at least an annual basis and establish performance goals for the CCO; and (9) provide general oversight of the series of the Trust on behalf of shareholders. The Trustees Committee met five times during the fiscal year ended December 31, 2006. The Trustees Committee does not have a procedure to consider nominees recommended by shareholders.

The following table shows the trustees' ownership in the Fund and in all registered investment companies in the CGM Funds complex overseen by the trustees, as of December 31, 2006.

                                                       AGGREGATE DOLLAR RANGE
                                                      OF EQUITY SECURITIES IN
                                 DOLLAR RANGE OF        ALL FUNDS IN THE CGM
                                EQUITY SECURITIES      FUNDS COMPLEX OVERSEEN
   NAME OF TRUSTEE                 IN THE FUND            BY THE TRUSTEES

INTERESTED TRUSTEES
Ken Heebner                     $100,001-$500,000         Over $1,000,000

Robert L. Kemp                    Over $100,000            Over $100,000

DISINTERESTED TRUSTEES
Peter O. Brown                         None                Over $100,000

Mark W. Holland                        None              $50,001-$100,000

James Van Dyke Quereau, Jr.            None                Over $100,000

J. Baur Whittlesey                Over $100,000            Over $100,000

The Fund pays no compensation to its officers or to the trustees listed above who are interested persons of the Fund. Trustees and officers receive no pension or retirement benefits paid from Fund expenses. The following table sets forth the compensation paid by the Fund to its trustees for the year ended December 31, 2006:

-----------------------------------------------------------------------------------------------------------------
                                                     PENSION OR
                                                     RETIREMENT
                                                      BENEFITS        ESTIMATED
                                     AGGREGATE       ACCRUED AS         ANNUAL               COMPENSATION
                                    COMPENSATION    PART OF FUND    BENEFITS UPON      FROM THE TRUSTS AND FUND
NAME OF TRUSTEE                      FROM FUND        EXPENSES        RETIREMENT     COMPLEX PAID TO TRUSTEES (A)
-----------------------------------------------------------------------------------------------------------------
INTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------------
Ken Heebner                           None              None             None                   None
-----------------------------------------------------------------------------------------------------------------
Robert L. Kemp                        None              None             None                   None
-----------------------------------------------------------------------------------------------------------------
DISINTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------------
Peter O. Brown                       $9,526             None             None                 $50,000
-----------------------------------------------------------------------------------------------------------------
Mark W. Holland                      $9,526             None             None                 $50,000
-----------------------------------------------------------------------------------------------------------------
Laurens MacLure(b)                   $7,145             None             None                 $37,500
-----------------------------------------------------------------------------------------------------------------
James Van Dyke Quereau, Jr.         $15,242             None             None                 $80,000
-----------------------------------------------------------------------------------------------------------------
J. Baur Whittlesey                   $9,526             None             None                 $50,000
-----------------------------------------------------------------------------------------------------------------

(a) The Fund Complex is comprised of two Trusts with a total of four funds.

(b) Laurens MacLure retired in 2006.


PRINCIPAL HOLDERS OF SECURITIES AND MANAGEMENT OWNERSHIP

As of April 6, 2007, the trustees and officers of the Fund as a group owned beneficially 1.24% of the outstanding shares of the Fund.

As of April 6, 2007, no record shareholders owned 5% of or more of the outstanding shares of the Fund.

INVESTMENT ADVISORY AND OTHER SERVICES

ADVISORY AGREEMENT

CGM serves as investment manager of the Fund under an advisory agreement approved by the shareholders of the Fund at a special meeting held on November 19, 2004 and effective as of December 31, 2004. Subsequently, the Board considered and approved the advisory agreement during meetings held in March and April of 2006 and 2007. CGM has served as investment manager of the Fund since March 1, 1990. Prior to March 1, 1990, the Fund was managed by Loomis-Sayles, whose Capital Growth Management Division was reorganized into CGM on that date. Ken Heebner has continuously managed the Fund since 1976.

Under the advisory agreement, CGM manages the investment and reinvestment of assets of the Fund and generally administers its affairs, subject to supervision by the Board of Trustees of the Fund. CGM furnishes, at its own expense, all necessary office supplies, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, CGM is compensated at the annual percentage rate of 1.00% of the first $500 million of the Fund's average daily net asset value, 0.95% of the next $500 million of such value and 0.80% of such value in excess of $1 billion. While this rate is higher than that paid by most other investment companies, it is comparable to the fees paid by many investment companies having investment objectives and policies similar to those of the Fund. For the fiscal years ended December 31, 2004, 2005 and 2006, the advisory fee paid to CGM in respect of services rendered to the Fund amounted to $3,623,397, $4,360,284 and $4,753,467, respectively.

The Fund pays the compensation of its trustees who are not partners, directors, officers or employees of CGM or its affiliates (other than registered investment companies); registration, filing, and other fees in connection with requirements of regulatory authorities; all charges and expenses of its custodian and transfer agent; the charges and expenses of its independent accountants; all brokerage commissions and transfer taxes in connection with portfolio transactions; all taxes and fees payable to governmental agencies; the cost of any certificates representing shares of the Fund; the expenses of meetings of the shareholders and trustees of the Fund; the charges and expenses of the Fund's legal counsel; interest, including on any borrowings by the Fund; the cost of services, including services of counsel, required in connection with the preparation of, and the costs of printing registration statements and prospectuses relating to the Fund, including amendments and revisions thereto, annual, semi-annual, and other periodic reports of the Fund, and notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities, to the extent that any such materials relate to the Fund or its shareholders; and the Fund's expenses of bookkeeping, accounting, auditing and financial reporting, including related clerical expenses.

Kenbob, Inc., an investment advisory firm, is the sole general partner of CGM and is controlled by Ken Heebner. CGM currently also acts as investment adviser to CGM Mutual Fund, CGM Realty Fund, CGM Focus Fund and one other mutual fund portfolio. CGM also provides investment advice to other institutional clients.

Certain officers and trustees of the Fund also serve as officers, directors or trustees of other investment companies advised by CGM. The other investment companies and clients served by CGM sometimes invest in securities in which the Fund also invests. If the Fund and such other investment companies or clients advised by CGM desire to buy or sell the same portfolio securities at the same time, purchases and sales will be allocated to the extent practicable on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the trustees that the desirability of retaining CGM as adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

CUSTODIAL ARRANGEMENTS

State Street Bank and Trust Company ("State Street Bank"), Boston, Massachusetts 02111, is the Fund's custodian. As such, State Street Bank holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities held in book entry form belonging to the Fund. Upon instruction, State Street Bank receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. State Street Bank also maintains certain accounts and records of the Fund and calculates the total net asset value, total net income, and net asset value per share of the Fund on each business day.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Fund's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts an annual audit of the Fund's financial statements, reviews the Fund's federal and state income tax returns and consults with the Fund as to matters of accounting and federal and state income taxation. The information concerning financial highlights in the Prospectus, and the financial statements incorporated by reference into this Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER ARRANGEMENTS

Certain office space, facilities, equipment and administrative services for the Fund and other mutual funds under the investment management of the CGM organization are furnished by CGM. In addition, CGM provides bookkeeping, accounting, auditing, financial recordkeeping, related clerical and compliance services for which it is reimbursed by the Fund based on the cost of providing these services. For the services rendered to the Fund for the fiscal years ended December 31, 2004, 2005 and 2006, CGM was reimbursed in the amounts of $58,618, $88,703 and $84,606, respectively.

CODES OF ETHICS

The Fund and CGM each have adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. These Codes of Ethics permit personnel of the Fund and CGM, under certain circumstances, to invest in securities, including securities that may be purchased or held by the Fund. However, the Codes of Ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Fund. There can be no assurance that the Codes of Ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.

PORTFOLIO MANAGER

Mr. Ken Heebner has been the portfolio manager of the Fund or its predecessor since 1976. In addition to the Fund, Mr. Heebner is responsible for managing accounts for registered investment companies, as well as separate accounts. None of these accounts are assessed a performance-based advisory fee. Mr. Heebner does not serve as a portfolio manager for any unregistered pooled investment vehicle. The table below identifies, as of December 31, 2006, the total number of accounts managed by Mr. Heebner and the assets attributable to such accounts within each of the following categories: registered investment companies and other accounts.

                                  TOTAL NUMBER OF              TOTAL ASSETS OF
                                  ACCOUNTS MANAGED             ACCOUNTS WITHIN
CATEGORY                          WITHIN CATEGORY                  CATEGORY
-------------------------------------------------------------------------------
REGISTERED INVESTMENT COMPANIES          5                      $5,400,000,000
OTHER ACCOUNTS                          15                      $1,100,000,000

Mr. Heebner receives a fixed salary from CGM. In addition, Mr. Heebner receives a bonus, and receives a portion of CGM's annual profits, as described below. After a limited partner of CGM receives a guaranteed payment equal to 22.5% of CGM's revenues, Mr. Heebner may receive a bonus from CGM based upon his performance and a share of the profits of CGM based upon his shareholding in the general partner of CGM. Mr. Heebner's compensation is not based upon the performance of any registered investment company or other account that he manages.

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one registered investment company or other account. For example, the management of multiple accounts may present a portfolio manager with a potential conflict of interest in allocating his time among accounts. Although Mr. Heebner is not required to devote a specific percentage of his time to the Fund or to any other account, Mr. Heebner endeavors to allocate his time fairly among the (i) Fund, (ii) each of the four other registered investment companies he manages, and (iii) the separate accounts he manages, taken together as a group. The separate accounts are grouped together as they are managed in a substantially similar style. In addition, the management of multiple accounts may present a portfolio manager with a potential conflict of interest in allocating limited investment opportunities that are suitable for multiple accounts. To deal with this potential conflict, CGM has adopted order aggregation and trade allocation policies and procedures to ensure that, among other things, accounts managed by CGM participate in trades in a fair way.

Information regarding Mr. Heebner's ownership of Fund Securities is set forth above under "Management of the Fund."

PORTFOLIO TRANSACTIONS AND BROKERAGE

In placing orders for the purchase and sale of portfolio securities for the Fund, CGM always seeks the best price and execution. Transactions in unlisted securities will be carried out through broker-dealers who make the primary market for such securities unless, in the judgment of CGM, a more favorable price can be obtained by carrying out such transactions through other brokers.

CGM will select broker-dealers or use automated trading systems that will execute securities transactions for the Fund in such a manner that the Fund's total cost or proceeds in each transaction is the most favorable under the circumstances and, in selecting such broker-dealers or automated trading systems, CGM will consider all factors it deems relevant, including: (a) the nature and character of the security or instrument being traded and the markets on which it is purchased or sold; (b) the desired timing of the transaction;
(c) CGM's knowledge of negotiated commission rates and spreads currently available; (d) the activity existing and expected in the market for the particular security or instrument; (e) the full range of brokerage services provided; (f) the broker's or dealer's capital strength and stability, including the willingness to commit capital with respect to a particular transaction, as well as its execution, clearance and settlement capabilities;
(g) the quality of the research and research services provided; (h) the reasonableness of the commission or its equivalent for the specific transaction; and (i) CGM's knowledge of any actual or apparent operational problems of a broker-dealer. The determinative factor in the selection of a broker or dealer will not be the lowest possible commission cost but whether the broker's or dealer's likely execution of the transaction represents the best qualitative execution for the client's account.

Portfolio managers and trading personnel of CGM may utilize the following guidelines, among others, to gauge the level of service provided by the broker-dealers in an attempt to ensure that best execution is achieved:

    i. whether the price level provided by the broker/dealer on each transaction is competitive and fair relative to the market and CGM's competitors;

    ii. Whether the commission level charged by the broker/dealer is competitive and reasonable taking into account the size and difficulty of the transaction, the liquidity of the security, and the price of the security;

    iii. whether certain broker/dealers have specialization in a particular security type;

    iv.   whether CGM has a strong relationship with a broker/dealer;

    v. whether the broker/dealer has the ability to obtain liquidity, complete trades, engage in unique trading strategies, execute trades quickly, satisfy CGM's trading needs, and maximize opportunities for price improvement;

    vi. whether certain broker/dealers have proven to be dependable and reliable over time;

    vii. whether certain broker/dealers assure that they will hold CGM trading strategy and positions in confidence;

    viii. whether certain broker/dealers provide more accurate and timely execution and are quicker to resolve settlement errors and disputes;

    ix. whether broker/dealers that have adequate resources to support the business have demonstrated an investment in, and commitment to, technology and a quality trading system;

    x. whether a broker/dealer is willing to commit the firm's capital in order to complete a particular transaction; and

    xi. whether the quality of the research provided by the broker/dealer is better than the research material provided by other broker/dealers (CGM trading personnel receive a list of those firms who have provided valued research services as well as a firm commission goal which the trading personnel are requested to meet or exceed if it can be achieved within the context of all other best execution criteria).

The Fund will not pay a broker a commission at a higher rate than is otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker which do not contribute to the best price and execution of the transaction. Receipt of research services from brokers may sometimes be a factor in selecting a broker which CGM believes will provide the best price and execution for a transaction. These research services include reports on the economy, industries, sectors and individual companies or issuers; statistical information; accounting and tax law interpretations; political analyses; global geopolitical research; reports on legal developments affecting portfolio securities; information on technical market actions; credit analyses; on-line quotation and trading systems; risk measurement; analyses of corporate responsibility issues; on-line news services; and financial and market database services. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce CGM's expenses. Such services may be used by CGM in servicing other client accounts and in some cases may not be used with respect to the Fund.

CGM may pay fees to brokers that make the Fund's shares available to their clients. The Fund will not be responsible for any such fees.

In 2006, brokerage transactions of the Fund aggregating $2,873,137,983 were allocated to brokers providing research services and $3,669,514 in commissions were paid on these transactions. During 2004, 2005 and 2006 the Fund paid total brokerage fees of $3,313,838, $2,978,301 and $3,669,514, respectively.

DESCRIPTION OF THE FUND

The Declaration of Trust of the Fund currently permits the trustees to issue an unlimited number of shares of beneficial interest of separate series thereof. Interests in the portfolio described in the Prospectus and in this Statement are represented by shares of a single series, which is the only series authorized as of the date of this Statement (the "Original Series"). Each share of the Original Series represents an interest in such series which is equal to and proportionate with the interest represented by each other share. The shares of the Original Series do not have any preemptive rights. Upon liquidation of the portfolio, shareholders of the Original Series are entitled to share pro rata in the net assets of such portfolio available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses. The trustees have no present intention of making such direct charges.

The Declaration of Trust also permits the trustees, without shareholder approval, to create one or more additional series or classes of shares or to reclassify any or all outstanding shares as shares of particular series or classes, with such preferences and rights and eligibility requirements as the trustees may designate. While the trustees have no current intention to exercise the power to establish separate classes of the existing series of the Fund, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements, which might affect various classes of shareholders differently. The trustees may also, without shareholder approval, merge two or more existing series.

SHAREHOLDER RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and may vote (to the extent provided herein) on the election of trustees of the Fund and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing trustees, except that in accordance with the 1940 Act
(i) the Fund will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if the appointment of a trustee to fill a vacancy in the Board of Trustees would result in less than two-thirds of the trustees having been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Fund's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by ten or more shareholders of record who have been such for at least six months and who hold in the aggregate shares equal to at least the lesser of (i) $25,000 in net asset value or (ii) 1% of the outstanding shares, stating that shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Fund will either provide access to a list of shareholders or disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

Shares of the Fund are freely transferable to new owners. However, new owners will not be permitted to purchase additional shares.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the holders of the outstanding shares of the Fund except
(i) to change the Fund's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or subseries of Fund shares or other provisions relating to Fund shares in response to applicable laws or regulations. If one or more new series is established and designated by the trustees, the shareholders of the Original Series shall not be entitled to vote on matters exclusively affecting such new series, such matters including, without limitation, the adoption of or change in the investment objectives, policies or restrictions of the new series and the approval of the investment advisory contracts of the new series. Similarly, the shareholders of the new series shall not be entitled to vote on any such matters exclusively affecting the Original Series. In particular, the phrase "majority of the outstanding voting securities of the Fund" as used in this Statement shall refer only to the shares of the Original Series.

SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund; however, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Fund or trustees. The Declaration of Trust provides for indemnification out of Fund property for all losses and expenses of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

In addition to the foregoing, the Declaration of Trust provides that the appointment, designation or identification of a Trustee as a member or chairperson of a committee or sub-committee of the Trustees or any function of such a committee or sub-committee, an expert on any topic or in any area (including an audit committee financial expert), or the lead or head independent Trustee, or any other special appointment, designation or identification of a Trustee, will not impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification (provided that this limitation does not apply to duties expressly imposed pursuant to the By-Laws of the Trusts, a charter of a committee or sub-committee of the Boards of Trustees or by a vote of the Boards of Trustees).

The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers and former trustees and officers of the Trust except with respect to any matter as to which it has been finally adjudicated that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust. No officer or trustee or former officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

PERFORMANCE INFORMATION COMPARISONS

The performance of the Fund may be compared against certain widely acknowledged standards or indexes for stock and bond market performance, some of which are described below, or against the U.S. Bureau of Labor Statistics' Consumer Price Index.

The Standard & Poor's 500 Composite Index (the "S&P 500") is a market value-weighted and unmanaged index showing the changes in the aggregate market value of 500 stocks relative to the base period 1941-43. The S&P 500 is composed almost entirely of common stocks of companies listed on the New York Stock Exchange, although the common stocks of a few companies listed on the American Stock Exchange or traded over-the-counter are included.

The Dow Jones Industrial Average is a market value-weighted and unmanaged index of 30 large industrial stocks traded on the New York Stock Exchange.

No brokerage commissions or other fees are factored into the values of the S&P 500 and the Dow Jones Industrial Average.

The Consumer Price Index, published by the U.S. Bureau of Labor Statistics, is a statistical measure of change, over time, in the prices of goods and services in major expenditure groups.

Lipper Inc. (formerly, Lipper Analytical Services, Inc.) is an independent service that provides research on over 115,000 mutual funds worldwide. From time to time, the Fund may include its ranking among mutual funds tracked by Lipper in advertisements or sales literature.

Morningstar, Inc. ("Morningstar") is an independent mutual fund ranking service. Morningstar proprietary ratings reflect historical risk-adjusted performance and are subject to change every month. Morningstar rates mutual funds from one to five stars based on how well they have performed (after adjusting for risk and accounting for all sales charges) in comparison with similar funds. From time to time, the Fund may include its ranking among mutual funds tracked by Morningstar in advertisements or sales literature.

Value Line, Inc. ("Value Line"), is an independent mutual fund ranking service that reviews the performance of mutual funds. Value Line uses a dual ranking system whereby each fund receives an Overall Rank, measuring various performance criteria taking risk into account, and a Risk Rank, to show the total level of risk the fund has assumed. Funds are ranked from 1 to 5, with 1 being the Highest Overall Rank (the best risk adjusted performance) and the best Risk Rank (the least risky). From time to time, the Fund may include ranking information provided by Value Line in advertisements and sales literature.

From time to time, programs and articles about the Fund regarding performance, rankings and other characteristics of the Fund and information about persons responsible for its portfolio management may appear on television and in national publications and major metropolitan newspapers including, but not limited to, CNBC, PBS, Bloomberg, The Wall Street Journal, The Boston Globe, The New York Times and Barron's, Forbes, Fortune, Money, U.S. News and World Report, Kiplinger's Personal Finance, and Business Week magazines. In particular, some or all of these media may publish their own rankings or performance reviews of mutual funds, including the Fund. References to or reprints of, or quotations from, such articles may be used in the Fund's promotional literature. The Fund may also include in its advertising and sales literature information concerning the experience of Mr. Heebner, the Fund's portfolio manager, in managing other mutual funds and private accounts, including ranking and rating information about such funds.

NET ASSET VALUE AND PUBLIC OFFERING PRICE

The method for determining the public offering price and net asset value per share is summarized in the Prospectus under "Pricing of Shares."

The net asset value of a share of the Fund is determined by dividing the Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares outstanding and rounding to the nearest cent. Such determination is made as of the close of normal trading on the New York Stock Exchange on each day on which the Exchange is open for unrestricted trading, and no less frequently than once daily on each day during which there is sufficient trading in the Fund's portfolio securities that the value of the Fund's shares might be materially affected. During the 12 months following the date of this Statement, the New York Stock Exchange is currently expected to be closed on the following holidays: Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day and Good Friday.

Securities which are traded over-the-counter or on a stock exchange will be valued according to the broadest and most representative market based on the last reported sale price for securities listed on a national securities exchange (or in the case of the NASDAQ National Market System, at the NASDAQ official closing price) or, if no sale was reported and in the case of over-the-counter securities not so listed, the last reported bid price. U.S. Government securities are valued at the most recent quoted price on the date of valuation.

Equity securities are valued on the basis of valuations furnished by a pricing service, authorized by the Board of Trustees. The pricing service provides the last reported sale price for securities listed on a national securities exchange or in the case of the NASDAQ national market system, the NASDAQ official closing price. For securities with no sale reported and in the case of over-the-counter securities not so listed, the last reported bid price is used. Corporate debt securities are valued on the basis of valuations furnished by a pricing service, authorized by the Board of Trustees, which determines valuations for normal, institutional-size trading units of such securities using market information, transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. United States government debt securities are valued at the current closing bid, as last reported by a pricing service approved by the Board of Trustees. Short-term investments having a maturity of sixty days or less are stated at amortized cost, which approximates value. Other assets and securities which are not readily marketable will be valued in good faith at fair value using methods determined by the Board of Trustees.

HOW TO PURCHASE SHARES

The eligibility requirements and procedures for purchasing shares of the Fund are summarized in the Prospectus under "Who Can Purchase Shares" and "How to Purchase Shares."

SHAREHOLDER SERVICES

OPEN ACCOUNTS

A shareholder's investment is credited to an open account maintained for the shareholder by the CGM Shareholder Services Department ("CGM Shareholder Services") of Boston Financial Data Services, Inc. ("BFDS"), the shareholder servicing agent for State Street Bank. The address is: CGM Shareholder Services, c/o BFDS, P.O. Box 8511, Boston, MA 02266-8511.

Certificates representing shares are issued only upon written request to CGM Shareholder Services but are not issued for fractional shares. Following each transaction in the account, a shareholder will receive an account statement disclosing the current balance of shares owned and the details of recent transactions that have taken place during the year. After the close of each fiscal year, CGM Shareholder Services will send each shareholder a statement providing federal tax information on dividends and distributions paid to the shareholder during the year. The year-end statement should be retained as a permanent record. Shareholders will be charged a fee for duplicate information.

The open account system permits the purchase of full and fractional shares and, by making the issuance and delivery of certificates representing shares unnecessary, eliminates problems of handling and safekeeping, and the cost and inconvenience of replacing lost, stolen, mutilated or destroyed certificates.

The costs of maintaining the open account system are borne by the Fund, and no direct charges are made to shareholders. Although the Fund has no present intention of making such direct charges to shareholders, it reserves the right to do so. Shareholders will receive prior notice before any such charges are made.

         SYSTEMATIC WITHDRAWAL PLANS ("SWP")

A Systematic Withdrawal Plan, referred to in the Prospectus under "Shareholder Services -- Systematic Withdrawal Plan," provides for monthly, bi-monthly, quarterly, semiannual or annual withdrawal payments of $50 or more from the account of a shareholder provided that the account has a value of at least $10,000 at the time the plan is established. A shareholder may establish a SWP by completing a Service Options Form or the appropriate retirement plan distribution form.

Payments will be made either to the shareholder or to any other person or entity designated by the shareholder. If payments are issued to an individual other than the registered owner(s) and/or mailed to an address other than the address of record, a STAMP 2000 medallion signature guarantee will be required on the appropriate form. Shares to be included in a Systematic Withdrawal Plan must be held in an Open Account rather than certificated form. Income dividends and capital gain distributions will be reinvested at the net asset value determined as of the close of the New York Stock Exchange on the record date for the dividend or distribution. If withdrawal checks are returned to the Fund as "undeliverable" or remain uncashed for more than six months, the shareholder's Systematic Withdrawal Plan will be cancelled, such undeliverable or uncashed checks will be cancelled and such amounts reinvested in the Fund at the per share net asset value determined as of the date of cancellation of the checks. Special rules apply to fiduciary accounts. Please call Shareholder Services at 800-343-5678 for more information.

Since withdrawal payments represent in whole or in part proceeds from the liquidation of shares, the shareholder should recognize that withdrawals may reduce and possibly exhaust the value of the account, particularly in the event of a decline in net asset value. Accordingly, the shareholder should consider whether a Systematic Withdrawal Plan and the specified amounts to be withdrawn are appropriate in the circumstances. The Fund makes no recommendations or representations in this regard. For federal income tax purposes, a withdrawal under the SWP constitutes a sale of shares, which may result in a taxable gain or loss. It may be appropriate for the shareholder to consult a tax adviser before establishing such a plan. See "Income Dividends, Capital Gains Distributions and Tax Status" below for certain information as to federal income taxes.

EXCHANGE PRIVILEGE

A shareholder may exchange shares of the Fund for shares of certain other CGM Funds. The value of shares exchanged must be at least $1,000 and all exchanges are subject to the minimum investment requirements of the fund into which the exchange is being made. This option is summarized in the Prospectus under "Shareholder Services -- Exchange Privilege." Exchange requests cannot be revoked once they have been received in good order. As described in the Prospectus, frequent trading can negatively impact Fund performance and Shareholders. Therefore, the Fund limits the number of exchanges a shareholder can make to four exchanges per account (or two round trips out of the Fund and back again) per calendar year. The Fund also reserves the right to prohibit exchanges during the first 15 days following an investment in the Fund. A shareholder may exercise the exchange privilege only when the fund into which shares will be exchanged is registered or qualified in the state in which such shareholder resides. If a shareholder exchanges all shares from the Fund, he will be unable to reopen an account in the Fund (unless he is currently the registered owner of another account in the Fund). The Fund reserves the right to waive these restrictions on exchanges in its discretion.

Exchanges may be made on any day the New York Stock Exchange is open. Exchanges may be effected by (i) a telephone request to CGM Shareholder Services at 800-343-5678, provided a special authorization form is on file with the Trust, or (ii) a written exchange request or Service Options Form to CGM Shareholder Services. Exchange requests must be received prior to the close of the New York Stock Exchange (normally 4:00 p.m. Eastern time). Telephone exchange requests will not be accepted after the close of the New York Stock Exchange. If a written exchange request is received after the close of the New York Stock Exchange, it will be priced at the net asset value determined on the next business day.

The Trust reserves the right to modify this exchange privilege without prior notice, except as otherwise required by law or regulation. In addition, under applicable anti-money laundering regulations, exchange requests may be suspended, restricted, cancelled, or processed with proceeds withheld.

For federal income tax purposes, an exchange constitutes a sale of shares, which may result in a taxable gain or loss.

AUTOMATIC INVESTMENT PLAN ("AIP")

Once initial investment minimums have been satisfied (see "How to Purchase Shares" in the Prospectus), a shareholder may participate in an Automatic Investment Plan, pursuant to which the Fund debits $50.00 or more on or about the same date each month from a shareholder's checking account and transfers the proceeds into the shareholder's Fund account. To participate, a shareholder must authorize the Fund and its agents to initiate Automated Clearing House ("ACH") debits against the shareholder's designated checking account at a bank or other financial institution. Please contact CGM Shareholder Services at 800-343-5678 to determine the requirements associated with debits from savings banks and credit unions.

PERIODIC INVESTMENT PLAN ("PIP")

Once initial investment minimums have been satisfied (see "How to Purchase Shares" in the prospectus), periodic investments of at least $50 may be made by telephone by calling CGM Shareholder Services at 800-343-5678. A telephone purchase is made with funds drawn from your pre-designated U.S. bank account. The trade date for a telephone purchase is generally the business/banking day after your request, provided your request is received by CGM Shareholder Services prior to the close of the New York Stock Exchange, normally 4 p.m., Eastern time. If you telephone your purchase request after the Exchange closes or on a day when the Exchange is not open for business, the Fund cannot accept your request and a new one will be necessary.

GENERAL INFORMATION RELATING TO THE AIP AND PIP

Shareholders receive a confirmation of each purchase of Fund shares under the AIP or PIP. If a shareholder elects to redeem shares of the Fund purchased under the AIP or PIP within 15 days of such purchase, the shareholder may experience delays in receiving redemption proceeds. See "All Redemptions."

Once a shareholder enrolls in the AIP or PIP, the Fund and its agents are authorized to initiate ACH debits against the shareholder's account payable to the order of The CGM Funds. Such authority remains in effect until revoked by the shareholder, and, until the Fund actually receives such notice of revocation, the Fund is fully protected in initiating such debits. Participation in the AIP or PIP may be terminated by sending written notice to CGM Shareholder Services, c/o BFDS, P.O. Box 8511, Boston, MA 02266-8511, or by calling 800-343-5678 more than 14 days prior to the next scheduled debit date. The Fund may terminate a shareholder's participation in the AIP or PIP immediately in the event that any item is unpaid by the shareholder's financial institution. The Fund may terminate or modify the AIP or PIP at any time.

RETIREMENT PLANS

Under "Shareholder Services -- Retirement Plans" the Prospectus refers to several retirement plans. These include tax deferred Money Purchase Pension or Profit Sharing Plans, as well as SEP-IRAs, Traditional and Roth IRAs and 403(b)(7) custodial accounts established under retirement plans sponsored by CGM. These plans may be funded with shares of the Fund.

For participants under age 59 1/2, generally, all income dividends and capital gain distributions of plan participants must be reinvested. Plan documents and further information can be obtained from the Fund by writing or calling the Fund as indicated on the cover of this Statement. Retirement Plan fees currently include a $5 set-up fee per plan type, a $15 annual maintenance fee and a $5 close-out fee per account. CGM may receive a portion of the annual maintenance fee and close-out fee as reimbursement for its maintenance of certain fiduciary retirement plan accounts.

Check with your financial or tax adviser as to the suitability of Fund shares for your retirement plan.

TRANSFER ON DEATH ACCOUNTS

The Fund generally permits "transfer on death" ("TOD") registration of shares, so that on the death of the shareholder the shares are transferred to a designated beneficiary or beneficiaries. To open a TOD account please follow the instructions in the Fund application or call 800-343-5678. Please note that the TOD option for a joint account becomes effective upon the death of all of the registered owners. At that time the listed beneficiary becomes the owner of the account. The beneficiary for a joint account must be the same for all owners.

The terms of TOD registrations and accounts are governed by certain TOD rules ("TOD Rules"). Please contact CGM Shareholder Services, c/o BFDS, P.O. Box 8511, Boston, MA 02266-8511, or call 800-343-5678, for a copy of the TOD Rules. By opening a TOD account, you agree to be bound by the TOD Rules.

ADDRESS CHANGES

Shareholders can request that their address of record be changed either by telephone or in writing (by mail or delivery service, but not by facsimile) in accordance with the policies and procedures of the Fund. After an address change is made, no telephone or written redemption requests will be honored for 60 days unless the registered owner's signature is STAMP 2000 medallion guaranteed on the request. Written requests for a change of address may be mailed to: CGM Shareholder Services, c/o BFDS, P.O. Box 8511, Boston, MA 02266-8511.

If a statement or check sent to a shareholder is returned three times, mailings to the shareholder may be discontinued until the shareholder contacts CGM Shareholder Services with correct address information.

STAMP 2000 MEDALLION SIGNATURE GUARANTEES

Changes to account options and certain redemption requests require a STAMP 2000 medallion signature guarantee by an eligible guarantor institution that participates in the Securities Transfer Agents Medallion Program 2000 (STAMP
2000). Eligible guarantors include Commercial Banks, Trust Companies, Savings Associations and Credit Unions as defined by the Federal Deposit Insurance Act. Also included are member firms of a domestic stock exchange. The STAMP 2000 Program differs from the previous Medallion Guarantee format by including a unique bar code within the stamp. You should verify with the institution that they are an acceptable (eligible) guarantor prior to signing. A non-STAMP 2000 guarantee or a guarantee by a Notary Public is not acceptable.

REDEMPTIONS

The procedures for redemption of Fund shares are summarized in the Prospectus under "How to Sell Shares."

Except as noted below, signatures on redemption requests must have a STAMP 2000 medallion signature guarantee.

As noted in the Prospectus, a STAMP 2000 medallion signature guarantee will not be required if the proceeds of the redemption do not exceed $50,000, or the proceeds check is made payable to the registered owner(s) and mailed to the address of record, which has not changed in the prior 60 days. If the address of record has changed within the prior 60 days, a STAMP 2000 medallion signature guarantee will be required. This policy applies to both written and telephone redemption requests.

REDEEMING BY TELEPHONE

There are two ways to redeem by telephone. In either case, a shareholder should call 800-343-5678 prior to 4:00 p.m. Eastern time (on a regular business day). Requests made after that time or on a day when the New York Stock Exchange is not open for business cannot be accepted. Telephone redemptions are not available for Traditional or Roth IRAs, SEP-IRAs, 403(b)(7) custodial accounts or money purchase pension and profit sharing plans under a CGM retirement plan where State Street Bank is the custodian or trustee.

CHECK SENT TO THE ADDRESS OF RECORD

A shareholder may request that a check be sent to the address of record on the account, provided that the address has not changed for the last 60 days and the shareholder is redeeming $50,000 or less. Except in the case of a CGM retirement plan, the option of telephone redemption by check is available to shareholders automatically unless this option is declined in the application or in writing. The check will be made payable to the registered owner(s) of the account.

If checks representing redemption proceeds are returned "undeliverable" or remain uncashed for six months, such checks may be cancelled and such proceeds shall be reinvested in the Fund at the per share net asset value determined as of the date of cancellation of such checks. Special rules apply to fiduciary accounts. Please call shareholder services at 800-343-5678 for more information.

PROCEEDS WIRED TO A PREDESIGNATED BANK

A shareholder may request that the redemption proceeds be wired to the bank selected on the Fund application or subsequently on a Service Options Form (with a STAMP 2000 medallion signature guarantee) available from the Fund or CGM Shareholder Services. A nominal wire fee, currently $5, is deducted from the proceeds. When selecting the service, a shareholder must designate a bank account to which the redemption proceeds should be wired. Any change in the bank account so designated may be made by furnishing CGM Shareholder Services a completed Service Options Form with a STAMP 2000 medallion signature guarantee. Whenever a Service Options Form is used, the shareholder's signature must be STAMP 2000 guaranteed as described above. Telephone redemptions may only be made if an investor's bank is a member of the Federal Reserve System or has a correspondent bank that is a member of the System. If the account is with a savings bank, it must have only one correspondent bank that is a member of the System. If wire redemption proceeds are rejected by the pre-designated bank, the Fund may, in its discretion, re-wire the proceeds, issue a check for the proceeds, or reinvest the proceeds in the Fund at the per share net asset value determined as of the date of the reinvestment.

ALL REDEMPTIONS

The redemption price will be the net asset value per share next determined after the redemption request is received by CGM Shareholder Services in good order (including any necessary documentation). Redemption requests cannot be revoked once they have been received in good order. Under applicable anti-money laundering regulations, redemption requests may be suspended, restricted, cancelled, or processed with proceeds withheld. Proceeds resulting from a written redemption request will normally be mailed or wired to you within seven days after receipt of your request in good order. Telephone redemption proceeds will normally be mailed or wired within seven days following receipt of a proper redemption request. If you purchased your Fund shares by check (or through your AIP or PIP) and elect to redeem shares within 15 days of such purchase, you may experience delays in receiving redemption proceeds. The Trust will process your redemption request upon receipt of a request in good order. However, the Trust will generally postpone sending your redemption proceeds from such investment until it can verify that your check (or AIP or PIP investment) has been or will be collected. Under ordinary circumstances, the Trust can not verify collection of individual checks (or AIP or PIP investments) and may therefore automatically hold proceeds from redemptions requested during the 15 day period following such investment for a total of up to seven days. There will be no such automatic delay following investments paid for by federal funds wire or by bank cashier's check, certified check or treasurer's check although the Trust may in any case postpone payment of redemption proceeds for up to seven days.

The Fund will normally redeem shares for cash; however, the Fund reserves the right to pay the redemption price wholly in kind or partly in kind and partly in cash if the Board of Trustees of the Fund determines it to be advisable in the interest of the remaining shareholders. If portfolio securities are distributed in lieu of cash, the shareholder will normally incur brokerage commissions upon subsequent disposition of any such securities. However, CGM Capital Development Fund has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which the Fund is obligated to redeem shares solely in cash for any shareholder during any 90-day period up to the lesser of $250,000 or 1% of the total net asset value of the Fund at the beginning of such period.

A redemption constitutes a sale of the shares for federal income tax purposes on which the investor may realize a taxable gain or loss. See "Income Dividends, Capital Gains Distributions and Tax Status."

Because the expense of maintaining small accounts is disproportionately high, the Fund may close accounts with 20 shares or fewer and mail the proceeds to the shareholder. Shareholders who are affected by this policy will be notified of the Fund's intention to close the account, and will have 60 days immediately following the notice in which to acquire the requisite number of shares. The minimum does not apply to retirement and Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts.

INCOME DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAX STATUS

As described in the Prospectus under "Dividends, Capital Gains and Taxes", it is the policy of the Fund to pay annually, as dividends, substantially all net investment income and to distribute annually all net realized capital gains, if any, after offsetting any capital loss carryovers.

Income dividends and capital gain distributions are payable in full and fractional shares of the Fund based upon the net asset value determined as of the close of the New York Stock Exchange on the record date for such dividend or distribution. Shareholders, however, may elect to receive their income dividends or capital gain distributions, or both, in cash. However, if a shareholder elects to receive capital gains in cash, his or her income dividends must also be received in cash. Shareholders can elect to receive payments of cash dividends and capital gains distributions either by check or by direct deposit to a bank account that they have predesignated. These elections can be made at the time the account is opened and may be changed by the shareholder at any time by submitting a written request directly to CGM Shareholder Services or by calling 800-343-5678. However, changes in bank account information for direct deposits of cash dividends and capital gains distributions must be made through a Service Options Form. In order for a change to be effective for any dividend or distribution, it must be received by CGM Shareholder Services at least five days before the record date for such dividend or distribution. If a shareholder elects to receive distributions in cash and checks are returned "undeliverable" or remain uncashed for six months, such shareholder's cash election will be changed automatically and the shareholder's future dividend and capital gains distributions will be reinvested in the Fund at the per share net asset value determined as of the date of payment of the distribution. In addition, following such six month period, any undeliverable or uncashed checks will be cancelled and such amounts reinvested in the Fund at the per share net asset value determined as of the date of cancellation of such checks.

The Fund is treated as a separate entity for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Fund has elected to be treated and intends to qualify each year as a "regulated investment company" under Subchapter M of the Code by meeting all applicable requirements of Subchapter M, including requirements as to the nature of the Fund's gross income, the amount of Fund distributions, and the composition of the Fund's portfolio assets.

As a regulated investment company, the Fund generally will not be subject to U.S. federal income or excise tax on its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders in accordance with the timing requirements imposed by the Code. If the Fund failed to qualify as a "regulated investment company" in any year, it would incur a regular corporate federal income tax on all of its taxable income, whether or not distributed, and Fund distributions would generally be taxable as ordinary dividend income to the shareholders. As long as it qualifies as a "regulated investment company" under the Code, the Fund will not be required to pay Massachusetts income or excise taxes.

The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains. The Fund is subject to a nondeductible 4% excise tax on amounts not distributed on a timely basis in accordance with a calendar year distribution requirement. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (subject to certain modifications) for the calendar year, (2) at least 98% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses, as prescribed by the Code) for the calendar year, and
(3) any ordinary income and capital gains for previous years that were not distributed during those years. A distribution will be treated as paid by the Fund and received by the applicable shareholder on December 31 of the current calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. To prevent application of the excise tax, the Fund intends to make its distributions in accordance with the calendar year distribution requirement.

Shareholders of the Fund normally will have to pay federal income tax, and any state or local income taxes, on the dividends and capital gain distributions they receive from the Fund. Distributions paid by the Fund from ordinary income (including dividends and interest) and net short-term capital gains will be taxable to shareholders as ordinary income for federal income tax purposes, whether the distributions are made in cash or additional shares. Distributions of ordinary dividends to the Fund's non-corporate shareholders may be treated as "qualified dividend income," which may qualify for a reduced tax rate, to the extent such distributions are derived from, and designated by the Fund as, "qualified dividend income," so long as the recipient satisfies certain holding period requirements. If more than 95% of the Fund's gross income, calculated without taking into account long-term capital gains, consists of "qualified dividend income," the Fund may designate, and the Fund's non-corporate shareholders may then treat, all of those distributions as "qualified dividend income." "Qualified dividend income" generally is income derived from dividends from U.S corporations or from "qualified foreign corporations," which are corporations that are either incorporated in a U.S. possession or eligible for benefits under certain U.S. tax treaties. Distributions from a foreign corporation that is not a "qualified foreign corporation" may nevertheless be treated as "qualified dividend income" if the applicable stock is readily tradable on an established U.S. securities market. Distributions from "passive foreign investment companies" ("PFICs") will not be treated as "qualified dividend income."

The portion of the Fund's dividends that is derived from dividend income from U.S. corporations will normally be eligible for the dividends-received deduction for corporate shareholders if the recipient otherwise qualifies for that deduction with respect to its holding of Fund shares. Availability of the deduction for particular corporate shareholders is subject to certain limitations, and deducted amounts may be subject to the alternative minimum tax and may result in certain basis adjustments.

Distributions of net capital gains (the excess of net long-term capital gains over net short-term capital losses), whether made in cash or additional shares, which are designated by the Fund as capital gains dividends are taxable as long-term capital gains for federal income tax purposes, regardless of the length of time shareholders have owned shares in the Fund. To the extent that the Fund makes a distribution in excess of its current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a shareholder's shares, and then, to the extent the distribution exceeds such tax basis, as a taxable gain from the sale of such shares. All dividends and distributions are taxable to shareholders in the same manner whether received in cash or reinvested in additional shares of the Fund.

Any Fund distribution will have the effect of reducing the per share net asset value of shares in the Fund by the amount of the distribution. Shareholders purchasing shares shortly before the record date of a distribution may thus pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.

Upon the sale or other disposition of Fund shares by a shareholder that holds such shares as a capital asset, a shareholder may realize a capital gain or loss which will be long-term or short-term, generally depending upon the shareholder's holding period for the shares. Any loss realized upon a disposition of Fund shares held for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gain made with respect to those shares. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced (including shares acquired pursuant to a dividend reinvestment plan) within a period of 61 days beginning 30 days before and ending 30 days after disposition of the shares. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Dividends paid by the Fund that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not distributions of capital gains realized upon the disposition of such obligations) may be exempt from state and local income taxes. The Fund generally intends to advise shareholders of the extent, if any, to which its dividends consist of such interest.

Dividends and certain other payments (but not including distributions of net capital gains) to persons who are neither citizens nor residents of the United States or U.S. entities ("non-U.S. persons") are generally subject to U.S. federal income tax withholding at the rate of 30%. The Fund intends to withhold at that rate on taxable dividends and such other payments to non-U.S. persons that are subject to such withholding. For taxable years of the Fund beginning during 2005, 2006 and 2007, this 30% withholding tax will not apply to dividends that the Fund designates as (a) interest-related dividends, to the extent such dividends are derived from the Fund's "qualified net interest income," or (b) short-term capital gain dividends, to the extent such dividends are derived from the Fund's "qualified short-term gain." "Qualified net interest income" generally is interest on bank deposits, interest or original issue discount on an obligation in registered form, or original issue discount on certain short-term obligations whether or not in registered form. The term does not include interest that is disqualified as "contingent interest" under the portfolio interest rules. "Qualified short-term gain" generally means the excess of the Fund's net short-term capital gain for the taxable year over its net long-term capital loss. The Fund may withhold at a lower rate permitted by an applicable treaty if the shareholder provides the documentation required by the Fund. Any amounts overwithheld may be recovered by such persons by filing a claim for refund with the U.S. Internal Revenue Service within the time period appropriate to such claims. Distributions received from the Fund by non-U.S. persons also may be subject to tax under the laws of their own jurisdiction.

A shareholder will be subject to backup withholding at the rate of 28% on taxable distributions, redemptions and certain other payments unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies that the shareholder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Fund with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability so long as a return is timely filed. Backup withholding will not be applied to payments that have been subject to the 30% withholding tax on shareholders who are non-U.S. persons.

The Fund may invest in foreign entities that may be treated as PFICs for U.S. federal income tax purposes. If the Fund does invest in PFICs, it may be required to pay additional tax (and interest) in respect of distributions from, and gains attributable to the sale or other disposition of the stock of, such entities. If the Fund is eligible to make and makes either a "qualified electing fund" election or a "mark to market" election with respect to an investment in a PFIC, then the Fund may have taxable income from such investment regardless of whether or not the Fund receives any actual distributions of cash from such PFIC in any given year. In order to distribute this income and avoid a tax on the Fund, the Fund may be required to liquidate portfolio securities that it might have otherwise continued to hold, potentially resulting in additional taxable gain or loss to the Fund.

Investment income received by the Fund and gains with respect to foreign securities may be subject to foreign taxes, a portion of which may be recoverable, including foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries that may entitle the Fund to a reduced rate of tax or an exemption from tax on such income; the Fund intends to qualify for treaty reduced rates where available.

As required by federal law, detailed federal tax information is furnished to each shareholder for each calendar year on or before January 31 of the succeeding year. CGM Shareholder Services, the shareholder servicing agent, will send you and the Internal Revenue Service an annual statement detailing federal tax information, including information about dividends and distributions paid to you during the preceding year. If you redeem or exchange shares in any year, following the end of a year, you may also receive a statement providing the cost basis and gain or loss of each share lot that you sold in each year. Your CGM account cost basis will be calculated using the "single category average cost method," which is one of the four calculation methods allowed by the IRS. Be sure to keep these statements as permanent records. A fee may be charged for any duplicate information that you request.

Investors should consult their tax advisors regarding the application of the above-described general federal taxation rules to their own circumstances and the state, local, or foreign tax consequences to them of any investment in the Fund.

PROXY VOTING GUIDELINES AND PROCEDURES

The Board of Trustees has approved delegating proxy voting discretion to CGM. CGM's proxy voting guidelines and procedures are attached as Appendix A to this SAI. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available free of charge, upon request, by calling 1-800-345-4048, and on the SEC's website at http://www.sec.gov.

FINANCIAL STATEMENTS

The financial statements for the year ended December 31, 2006, included in the Fund's Annual Report to Shareholders for the year ended December 31, 2006, are incorporated herein by reference.

                                   APPENDIX A
                           CAPITAL GROWTH MANAGEMENT
                      PROXY VOTING POLICIES AND PROCEDURES

         The following policies and procedures apply in voting proxies on behalf of accounts for which Capital Growth Management Limited Partnership ("CGM") has voting authority.

          1. CGM's policy is to vote - not abstain from voting - on all issues presented on portfolio securities held for our advisory clients.

          2. All issues presented for securityholder vote are considered from an investment point of view and voted in the best investment interests of the beneficial owners of the account holding the securities that are being voted, with the goal of maximizing the long-term value of the account.

          3. CGM recognizes that votes it casts on behalf of certain types of accounts, such as accounts subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and accounts of public entities or pension plans, may be subject to special requirements under governing account or plan documents and applicable law. Paragraph 13 below addresses the special requirements applicable to accounts subject to ERISA. To the extent any provisions of these policies and procedures are not consistent with paragraph 13, those provisions shall not apply to votes cast on behalf of accounts subject to ERISA. Accounts managed by CGM for employee benefit plans which are not governed by ERISA (such as governmental pension plans) may nevertheless involve fiduciary obligations similar to those applicable to ERISA plans; proxy voting requirements for such accounts are addressed on a case by case basis.

          4. Proxies generally are voted by the investment manager responsible for the account holding the securities to be voted (the "manager"), under the supervision of the CGM Proxy Committee (the "Proxy Committee"). The Proxy Committee shall consist of Robert L. Kemp, Ken Heebner and Catherine Columb, and such other members who may be appointed by Ken Heebner from time to time. The Proxy Committee is responsible for reviewing these policies and procedures on at least an annual basis and making any necessary or desirable changes hereto. Managers may, but subject to paragraphs 7, 8, 9 and 13 are not required to, consult with the Proxy Committee on how to vote particular proxies. Managers are required to follow any definitive determination by the Proxy Committee to vote a proxy in a particular manner.

          5. Where CGM has been directed to vote in a particular manner by a client, pursuant to a contractual obligation with that client or a specific direction from the client as to a particular proxy vote, the applicable manager will vote the proxy in the manner directed by the client, subject to any contrary determination by the Proxy Committee. The provisions of this paragraph 5 shall not apply to client voting instructions in relation to accounts subject to ERISA, policies for which are stated in paragraph 13 below.

          6. Generally, proxies covering routine matters are voted in favor of management proposals, subject, in each case, to the duty to act solely in the best interest of the beneficial owners of accounts holding the securities that are being voted.

          7. Proxy items involving non-routine issues generally will be voted as recommended by management, but will be voted against management if the manager responsible for voting the proxy believes that the management recommendation is not in the best interest of the beneficial owners of accounts holding the securities that are being voted.

             It is CGM policy to generally vote against: extreme anti-takeover measures. Extreme measures include, but are not limited to establishing a separate class of voting shares; shareholder proposals regarding the exercise of poison pills without stockholder approval; stock option plans that would cause excessive dilution (dilution of 10% or more is unacceptable); and an increase in authorized shares which dilute the interests of present shareholders, subject, in each case, to the duty to act solely in the best interest of the beneficial owners of accounts holding the securities that are being voted.

             The voting policies contained in this paragraph 7 may be superseded where the relevant manager, with the approval of the Proxy Committee, determines that doing so is in the best interest of the beneficial owners of the relevant accounts.

          8. If a manager determines that a proposal deserves special attention, it will be discussed with the Proxy Committee.

          9. All employees of CGM are under a duty to report to the Proxy Committee any potential conflict of interest of which they become aware regarding voting proxies for client accounts. Employees will be periodically notified of this duty.

         10. The Proxy Committee shall consider all potential conflicts of interest brought to its attention pursuant to paragraph 9 hereof or otherwise coming to its attention, and will determine whether there exists a material conflict of interest with respect to the proxies in question. A conflict of interest will be considered material to the extent that it is determined that such conflict has the potential to influence CGM's decision-making in voting the proxy. Where it is deemed that a material conflict of interest does not exist, the relevant manager may vote such proxy, subject to the duty to act solely in the best interest of the beneficial owners of accounts holding the securities that are being voted.

         11. Where is it determined by the Proxy Committee that a material conflict of interest does exist, the material conflict shall be disclosed to the applicable client and their consent shall be solicited on whether the proxy may be voted in the manner recommended by CGM. If the client does consent, then the proxy shall be voted in such a manner. If the client does not consent, the proxy shall (i) be voted in the manner directed by the client, or, lacking such direction, (ii) not be voted. The provisions of this paragraph 11 shall not apply to conflicts of interest in relation to accounts subject to ERISA, policies for which are stated in paragraph 13 below.

         12. CGM shall maintain, in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of CGM: (i) a copy of these proxy voting policies and procedures, (ii) proxy statements received regarding client securities, (iii) records of votes cast on behalf of clients, (iv) records of client requests for proxy voting information, and (v) any documents created by CGM that were material to making a decision how to vote, or that memorialized the basis for the decision. CGM may rely on proxy statements filed on the Securities and Exchange Commission's EDGAR system instead of keeping its own copies, and may rely on proxy statements and records of proxy votes cast by CGM that are maintained with a third party, such as a proxy voting service, provided that CGM has obtained an undertaking from the third party to provide a copy of the documents promptly upon request.

             With respect to proxies voted on behalf of ERISA accounts, CGM shall maintain records with respect to these policies and procedures and the actions taken in individual proxy voting situations, in order to enable the named fiduciary of the applicable plan to determine whether CGM is adhering to applicable proxy voting policies and fulfilling its fiduciary duties to the plan in a manner which justifies the continuation of the advisory appointment. These records may include information regarding (i) the issuer and the meeting, (ii) the issues voted on and a record of the vote, (iii) the number of securities eligible to be voted on the record date on behalf of the client, (iv) the number of securities voted by CGM on behalf of the client, (v) the steps taken to ascertain whether a particular vote was prudent and in the interest of the participants and beneficiaries, and (vi) the reasons for the votes cast.

         13. The following special proxy voting policies apply to the voting of proxies on behalf of accounts subject to ERISA. Except where expressly noted, the following policies apply in addition to and not in lieu of the provisions stated in other sections of these policies and procedures.

             Authority to Vote Proxies. Upon receipt of a request for a proxy vote for an account subject to ERISA, the applicable manager shall ascertain whether it has the duty to vote the proxies or whether this duty has been retained by the trustee or another named fiduciary of the ERISA plan. The determination shall be made by reference to the advisory agreement and plan documents and, where necessary, after consultation with the Proxy Committee. Where general authority to manage ERISA plan assets has been delegated to CGM, CGM will have the authority and duty to vote the proxies unless the advisory agreement and plan documents expressly preclude CGM from voting proxies.

             Voting Guidelines. CGM will vote proxies for accounts governed by ERISA (i) solely in the interests of the plan participants and beneficiaries, (ii) for the exclusive purpose of providing benefits to participants and beneficiaries, (iii) with the care, skill and diligence that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and (iv) in accordance with the plan documents to the extent consistent with ERISA. In doing so, CGM must consider the factors that may affect the value of the plan's investment and not subordinate the interests of the participants and beneficiaries in their retirement income to unrelated objectives (such as the wishes of the plan sponsor).

             Proxy Voting Policies. The applicable manager shall ascertain if the ERISA plan has a proxy voting policy or an investment policy which includes a proxy voting policy. CGM shall follow the policy unless, in the opinion of the Proxy Committee, to do so would be inconsistent with ERISA (if, for example, it would be imprudent or not solely in the interests of the plan participants and beneficiaries in a given instance). Where CGM has proxy voting authority for a pooled investment vehicle which is subject to ERISA, CGM may be subject to the proxy voting policies of more than one plan. In such cases, CGM will seek to reconcile the policies if possible. If the investment policies conflict, it may be necessary for CGM to vote the proxies of the pooled investment vehicle in proportion to each plan's respective investment, unless, in the opinion of the Proxy Committee, to do so would be imprudent or conflict with ERISA.

             Conflicts of Interest. Where the Proxy Committee determines that a material conflict of interest exists regarding proxy votes for ERISA accounts the material conflict shall be disclosed to the named fiduciary of the plan. In the case of a conflict of interest affecting CGM as fiduciary of an ERISA account, mere disclosure of the conflict to the ERISA account client and/or consent by the client to the proxy vote proposed by CGM will generally be insufficient to resolve the conflict in accordance with ERISA. Consequently, CGM, together with the named fiduciary, must determine the procedure for resolution of the conflict of interest consistent with the advisory agreement, the plan documents and ERISA. Depending upon the circumstances, the conflict may be resolved by voting the proxies (i) in accordance with the ERISA plan's pre-determined proxy voting policy, (ii) based upon the recommendations of an independent third party (for example, a proxy voting service) appointed by the named fiduciary, (iii) based upon the recommendations of an independent plan fiduciary, or (iv) based upon the directions of the named fiduciary, accompanied, where necessary, by appropriate amendment(s) of the plan documents and/or the advisory agreement.

         14. CGM shall periodically report to the Trustees of CGM Trust and CGM Capital Development Fund as to actions taken in accordance with these policies and procedures.

         15. CGM will provide clients with a copy of these policies and procedures promptly upon request.